Exhibit 10.6

LEASE AGREEMENT

By and Between

COLONNADE DEVELOPMENT LLC,

Landlord,

- by -

SPECTRUM PROPERTIES

MANAGEMENT COMPANY,

Managing Agent,

- and -

VOYAGER PHARMACEUTICAL CORP.,

Tenant.

The Colonnade

8540 Colonnade Center Drive, Suite 407

Raleigh, North Carolina 27615

Dated:1/2/02

Table of Contents

ARTICLE I - REFERENCE DATA		1
1.1	References	1
1.2	Exhibits	4
1.3	Special Provisions	4

ARTICLE II - PREMISES AND TERM		5
2.1	Premises	5
2.2	Term	5

ARTICLE III - CONSTRUCTION		6
3.1	Tenant’s Interior Construction	6
3.2	Preparation of Premises for Occupancy	6
3.3	General Provisions Applicable to Construction	7
3.4	Representatives	7

ARTICLE IV - RENT		7
4.1	Rent	7
4.2	Operating Cost Escalation	8
4.3	Payments	10

ARTICLE V - LANDLORD’S COVENANTS		11
5.1	Landlord’s Covenants During the Term	11
5.2	Interruptions	11

ARTICLE VI - TENANT’S COVENANTS		12
6.1	Tenant’s Covenants During Term	12

ARTICLE VII - CASUALTY AND TAKING		18
7.1	Casualty to Premises	18
7.2	Condemnation	19

ARTICLE VIII - RIGHTS OF MORTGAGEE		19
8.1	Rights of Mortgage Holders; Limitation of Mortgagee’s Liability	19
8.2	No Prepayment or Modification	20
8.3	Subordination	20
8.4	Mortgagee Protection	20

ARTICLE IX - DEFAULT		21
9.1	Events of Default	21
9.2	Landlord’s Rights After Default	21
9.3	Tenant’s Obligations After Default	22
9.4	General Provisions	23

ARTICLE X - MISCELLANEOUS		24
10.1	Titles	24
10.2	Notice of Lease	24

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10.3	Relocation	24
10.4	Notice	24
10.5	Bind and Inure	24
10.6	No Surrender	24
10.7	No Waiver, Etc.	24
10.8	No Accord and Satisfaction	25
10.9	Cumulative Remedies	25
10.10	Partial Invalidity	25
10.11	Landlord’s Right to Cure	25
10.12	Estoppel Certificates	25
10.13	Waiver of Subrogation	26
10.14	Brokerage	26
10.15	Evidence of Authority	26
10.16	Lease Review; Date of Execution	26
10.17	Choice of Law	26
10.18	Time is of the Essence	26
10.19	Limitation of Liability	27
10.20	Landlord’s Consent or Approval	27

ARTICLE XI - SECURITY DEPOSIT		27
11.1	Security Deposit	27

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DATE OF EXECUTION: 1/2/02

ARTICLE I - REFERENCE DATA

1.1 References. Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1:

LANDLORD:	Colonnade Development LLC

MANAGEMENT AGENT:	Spectrum Properties Management Company

LANDLORD’S & MANAGING AGENT’S ADDRESS:	150 Fayetteville Street Mall Suite 1300 Raleigh, North Carolina 27601

LANDLORD’S REPRESENTATIVE	Spectrum Properties Management Company

TENANT’S SPACE:	Suite 407, being the area(s) outlined by broad lines on Exhibit B attached

BUILDING:	That certain office building located at the Building Address set forth below and commonly known as The Colonnade - Building One.

BUILDING ADDRESS:	8540 Colonnade Center Drive Raleigh, North Carolina 27615

PROJECT:	Those certain office buildings, together with all entrance drives, parking areas, landscaping improvements and other improvements located on that certain tract of land described on Exhibit A-1 attached hereto (the “Project Tract”)

NAME & ADDRESS FOR RENTAL REMITTANCE:	John Boylan c/o Spectrum Properties 150 Fayetteville Street Mall Suite 1300 Raleigh, North Carolina 27601

TENANT:	Voyager Pharmaceutical Corp., a Delaware corporation

TENANT’S ADDRESS (for notice and billing):	8540 Colonnade Center Drive Suite 407 Raleigh, N.C. 27615

TENANT’S REPRESENTATIVE:	Patrick S. Smith

RENTABLE FLOOR AREA OF TENANT’S SPACE:	Approximately 8,246 SF

TOTAL RENTABLE FLOOR AREA OF THE BUILDING:	126,925 SF

SCHEDULED COMMENCEMENT DATE:	March 1, 2002

SCHEDULED EXPIRATION DATE:	February 28, 2007

RENT:	Base Rent (to be adjusted for actual area of Tenant’s Space):

For the first lease year, beginning on the Commencement Date, Base Rent shall be $22.00 per rentable square foot within Tenant’s Space. For each lease year thereafter, upon each successive anniversary of the Commencement Date, Base Rent shall increase by the product of (i) three percent (3%) multiplied by (ii) Base Rent less Landlord’s Operating Costs for Base Year 2002 expressed on a per square foot basis for the Building. For example, if Tenant’s Space was measured to be 8,246 rentable square feet, then Base Rent for the first lease year would be calculated as follows:

Months	$/SF	Monthly	Annually
1 - 12	$22.00	$15,117.67	$181,412.04

For the second lease year, if Landlord’s Operating Costs for Base Year 2002 were $5.40 per rentable square foot, Base Rent would increase by $0.50 to $22.50 per rentable square foot on the -first anniversary of the Commencement Date ($22.00 - $5.40 = $16.60 x 0.03 = $0.50 + $22.00 = $22.50). Therefore, Base Rent for the remainder of the term would be as follows:

Months	$/SF	Monthly	Annually
13 - 24	$22.50	$15,461.25	$185,535.00
25 - 36	$23.01	$15,811.71	$189,740.52
37 - 48	$23.54	$16,175.90	$194,110.80
49 - 60	$24.08	$16,546.97	$198,563.64

Notwithstanding the foregoing example, and as more particularly described in paragraph 2 of the Special Provisions contained in Section 1.3 beginning on page 3-A, Tenant shall occupy and pay Base Rent for only approximately 5,000 rentable square feet of Tenant’s Space on the Commencement Date, and shall not pay Base Rent for the remainder of Tenant’s Space until the earlier of Tenant’s occupancy of any part of the remainder of Tenant’s Space or the first (1st) anniversary of the Commencement Date, at which time Tenant shall pay Base Rent for the entire Tenant’s Space. Therefore, by way of illustration only, if the portion of Tenant’s Space initially occupied by Tenant measures 5,000 rentable square feet, and Tenant does not occupy any portion of the remainder of Tenant’s Space until the first (1st) anniversary of the Commencement Date, then Base Rent for the first lease year would be as follows:

Months	$/SF	Monthly	Annually
1 - 12	$22.00	$9,166.67	$110,000.04

Additional Rent: Operating Cost Escalation pursuant to Section 4.2 and other amounts designated in this Lease as Additional Rent.

BASE YEAR:	Calendar Year 2002.

SECURITY DEPOSIT:	Not Applicable. See Special Provisions for Letter of Credit Requirements.

GUARANTOR(S):	None.

PERMITTED USES:	General Office Use

TENANT’S PUBLIC LIABILITY INSURANCE:	Commercial General Liability insurance policies or Comprehensive General Liability insurance policies with a Broad Form Comprehensive Liability Endorsement including Contractual Insurance and with a combined single limit of at least $1,000,000.00 per occurrence on a per location basis and including:

Bodily Injury:	$1,000,000.00
Property Damage:	$1,000,000.00

1.2 Exhibits. The following exhibits are attached to this Lease and made a part hereof:

EXHIBIT A	Legal Description of the Lot

EXHIBIT A-1	Legal Description of the Project Tract

EXHIBIT B	Plan Showing Tenant’s Space

EXHIBIT C	Landlord/Tenant Work Letter

EXHIBIT D	Landlord’s Services

EXHIBIT E	Rules and Regulations

EXHIBIT F	Commencement/Expiration Date Agreement

EXHIBIT G	Architect’s Certificate

EXHIBIT H	Plan Showing Temporary Space

1.3 Special Provisions. Any special terms or provisions of this Lease are attached immediately following this page as page(s) 4-A. To the extent that the Special Provisions conflict with any other teens of this Lease, the Special Provisions shall control.

SPECIAL PROVISIONS

These Special Provisions are hereby incorporated into this Lease and in the event that they conflict with any provision of this Lease, these Special Provisions shall control.

1.	Tenant Improvements. Landlord will provide a turnkey buildout based on mutually approved space plans as provided in the Landlord/Tenant Work Letter attached as Exhibit C. Landlord shall have no obligation to commence work until Tenant has provided written evidence of the Funding as described in Paragraph 8 below, and Tenant has provided the Letter of Credit described in Paragraph 6 below.

2.	Takedown of the Premises. Notwithstanding anything to the contrary in this Lease, upon the Commencement Date, Tenant shall occupy only approximately 5,000 rentable square feet within the Premises, the dimensions of which shall be agreed upon by Landlord and Tenant upon approval of the Plans (as defined in Exhibit C), and Tenant shall pay Rent only with respect to such initial space as finally measured at the per square foot rates stated in Article I. Tenant shall pay Rent on the remainder of the Premises upon the earlier of (i) the date that Tenant occupies any portion of the remainder of the Premises, or (ii) the first (1st) anniversary of the Commencement Date.

3.	Temporary Space for Tenant. Provided that Tenant is not in default under any of the terms and conditions of this Lease, Landlord shall provide a built-out suite located on the fourth (4th) floor of the Building containing approximately 1,431 rentable square feet of space as shown on Exhibit H (the “Temporary Space”) in “as is” condition for use by Tenant beginning on December 15, 2001 until the Commencement Date, at which time Tenant shall vacate the Temporary Space in broom-clean condition. All terms and conditions of this Lease concerning Tenant’s obligations during occupancy of the Premises shall apply during Tenant’s occupancy of the Temporary Space. Tenant shall pay rent for the Temporary Space in the amount of $2,623.50 per month, with the first payment due on December 15, 2001 (such first payment to be prorated to $1,311.75 to reflect a partial month’s occupancy), and each successive payment shall be due and payable in full on the first day of each calendar month until the Commencement Date; provided, however, that upon delivery of written evidence to Landlord that Tenant has received the Funding (as described in Paragraph 8 below) and delivery of the Letter of Credit to Landlord (as described in Paragraph 6 below), Tenant shall not be required to pay rent on the Temporary Space, and all Rent due under this Lease shall commence on the Commencement Date with respect to the Premises.

4.	Renewal Option. Landlord agrees that, provided no event of default by Tenant shall exist at the time of exercise, Tenant shall have the right to renew this Lease for an additional period of five (5) years following the Term upon the same teens and conditions, except as hereinafter set forth, provided Tenant shall have given Landlord at least twelve (12) months prior written notice of exercise of this renewal option in advance of the end of the Term. Rent during the renewal period shall be fair market rent determined by Landlord by reference to the market for space in the Building and also for space in comparable first-class office buildings in the Raleigh-Durham area, and adjusted annually but in no event shall Rent be less than the Rent paid during the last year of the Term.

4-A

5.	Right of First Offer.

(a)	So long as Tenant is not in default under the Lease, Landlord hereby grants Tenant during the Term of this Lease a continuing Right of First Offer to lease additional space located on the fourth (4th) floor of the Building (“Fourth Floor Space”) should any such space become available for leasing, such right to be governed by the following provisions:

(b)	Terms of Right.

(i) Landlord and Tenant hereby acknowledge that the Fourth Floor Space may be subdivided into separate suites (each a “Fourth Floor Suite”) and leased to multiple tenants.

(ii) Tenant may exercise this Right of First Offer only with respect to a Fourth Floor Suite if it is to be vacated by its initial tenant if leased by Landlord.

(iii) In the event that Landlord wishes to offer any Fourth Floor Suite for lease, Landlord shall notify Tenant of its availability and the terms upon which it is available one hundred fifty (150) days in advance. Tenant then shall have ten (10) business days to notify Landlord that Tenant wishes to lease the Fourth Floor Suite on such terms and conditions, whereupon the parties will enter into an amendment of this Lease to include the Fourth Floor Space as part of the Premises, which shall be conditioned in all respects upon the vacation of the Floor Fourth Suite by its initial tenant. Tenant shall be conclusively deemed to have declined to lease the Fourth Floor Suite if Tenant shall fail to notify Landlord of its intention to do so within ten (10) business days of Landlord’s notice of the availability of the Fourth Floor Suite, whereupon Tenant’s Right of First Offer shall be terminated with respect to such Fourth Floor Suite without prejudice to any other Fourth Floor Suite comprising the Fourth Floor Space.

(iv) Notwithstanding anything to the contrary herein, Tenant’s Right of First Offer shall in all respects be subject and subordinate to all rights of renewal, rights to expand, rights of first refusal and similar rights of other tenants of the Building to whom such rights have been granted prior to the date of this Lease.

6.

Letter of Credit/Net Worth Requirement. In lieu of a Security Deposit, Tenant shall deliver a letter of credit in a form satisfactory to Landlord within ten (10) business days of Landlord’s written request in the amount of the sum of (i) the value of any unamortized tenant improvements, (ii) the value of any unamortized leasing commissions, as reasonably determined by Landlord, and (iii) one year’s Rent, using a discount rate of eight and one-half percent (8.5%) (the “Letter of Credit”). The Letter of Credit shall either provide that it does not expire until the end of the Term and any renewal of this Lease or, if it is for less than the full Term of the Lease, shall be renewed by Tenant at least 30 days prior to its expiration during the Term. The Letter of Credit shall provide that it may be drawn down upon by Landlord at any time Landlord delivers its site draft to the issuing financial institution, and shall be issued by a financial institution with a branch office located in Raleigh, North Carolina at which a site draft

4-B

may be delivered and drawn upon. If Landlord sells or conveys the Building or Premises, Tenant shall, at Landlord’s request, cooperate in having the letter of credit transferred to the purchaser. If the Letter of Credit is ever drawn upon by Landlord pursuant to the terms of the Lease and this paragraph, Tenant shall within ten (10) days thereafter cause the Letter of Credit to be restored to its original amount.

During the Term of this Lease, Tenant shall furnish Landlord with true and complete copies of reviewed annual financial statements prepared by an outside firm of certified public accountants and compiled quarterly financial statements and, upon request by Landlord, any other financial information or summaries that Tenant typically provides to its lenders or shareholders accurately reflecting Tenant’s financial condition. After the second anniversary of the Commencement Date, the Letter of Credit will no longer be required for the remainder of the Term, so long as Tenant has a net worth of at least $500,000.00 and is not in default under the Lease. Notwithstanding the foregoing, if Tenant’s net worth is less than $500,000.00 at any time thereafter during the Term, Tenant shall be required to deliver a new Letter of Credit on the terms stated above in the amount of the above-described unamortized tenant improvements and leasing commissions only.

7.	Expansion. Should Tenant need additional space for expansion, Landlord shall use all commercially reasonable efforts to provide additional space contiguous to the Premises, or if contiguous space is not available, elsewhere in the Building or The Colonnade business park.

8.	Funding Contingency. Tenant acknowledges that Landlord has entered into this Lease in reliance upon Tenant’s expectation that it will receive funding of at least $10,000,000 in a manner satisfactory to Landlord (the “Funding”) on or before February 28, 2002. Landlord shall have the right to terminate this Lease at any time prior to receipt of written evidence of the Funding on thirty (30) days prior written notice to Tenant. In the event that this Lease is terminated in the manner described in this Paragraph 8, Tenant may continue to occupy the Temporary Space on a month-to-month basis until Landlord provides one month’s prior written notice that Tenant’s right to occupy is terminated, whereupon Tenant shall vacate the Temporary Space in broom-clean condition at the end of such one month period.

4-C

ARTICLE II - PREMISES AND TERM

2.1 Premises. Landlord hereby leases to Tenant, and Tenant leases from Landlord, Tenant’s Space in the Building, excluding exterior faces of exterior walls. Tenant’s Space, with such exclusion, is hereinafter referred to as the “Premises”. Landlord and Tenant acknowledge and agree that the rentable square footage of the Premises has been determined, and the rentable square footage of any additional space added to the Premises shall be determined, by calculating the usable square feet of space in the Premises in accordance with the “Standard Method of Measuring Floor Area in Office Buildings,” provided by the Secretariat, Buildings Owners and Managers Association International (ANSI Z65.1-1980), approved July 31, 1980. The rentable square footage of the Premises shall be determined by multiplying the usable square footage of the Premises, as determined above, by a load factor determined by Landlord.

Tenant shall have, as an appurtenance to the Premises, the nonexclusive right to use in common with others entitled thereto: (a) the common facilities included in the Building or on the real property on which the Building is located (the “Lot”), said Lot being described more particularly in Exhibit A hereto, to the extent from time to time designated by Landlord; (b) any entrance drives or other private access drives located on the Project Tract which are necessary for ingress and egress to and from the Building; and (c) the building service fixtures and equipment serving the Premises.

Landlord reserves the right from time to time, without unreasonable interference with Tenant’s use, (a) to install, repair, replace, use, maintain and relocate for service to the Premises and to other parts of the Building, or either, building service fixtures and equipment wherever located in the Building and (b) to alter or relocate any other common facility provided that substitutions are substantially equivalent or better.

Landlord also reserves the right to remeasure the Premises after the construction of the Premises and adjust the amount of rentable square feet of space contained therein for purposes of this Lease, including calculation of Rent.

2.2 Term. To have and to hold for a period (the “Term”) commencing when the Premises are deemed ready for occupancy as provided in Section 3.2 or, if no work is to be performed by Landlord pursuant to Article III, on the Scheduled Commencement Date (whichever of said dates is appropriate being hereafter referred to as the “Commencement Date”) and continuing until the Scheduled Expiration Date, unless sooner terminated as provided herein below, or if the Premises are not ready for occupancy by the Scheduled Commencement Date, then continuing until five (5) years after the Commencement Date (whichever of said expiration dates is appropriate being hereinafter referred to as the “Expiration Date”). In the event that the Commencement Date and Expiration Date are different than, respectively, the Scheduled Commencement Date and the Scheduled Expiration Date, Landlord and Tenant agree to execute an agreement in the form of the Commencement/Expiration Date Agreement which is attached hereto as Exhibit F and by this reference made a part hereof certifying the Commencement Date and the Expiration Date.

ARTICLE III - CONSTRUCTION

3.1 Tenant’s Interior Construction. Unless Landlord has expressly agreed in this Lease to perform certain tenant improvement work in the Premises, Tenant shall be deemed to have accepted the Premises on the Commencement Date in their “AS IS” condition.

Tenant’s interior furnishings, (i.e., specification, coordination, supply and installation of furniture, furnishings, telephones and movable equipment) will be the responsibility of Tenant. All of Tenant’s construction, installation of furnishings, and later changes or additions shall be coordinated with any work being performed by Landlord in such manner as to maintain harmonious labor relations and not damage the Building or Lot or interfere with Building operations. Except for installation of furnishings and the installation of telephones which must be performed by the local telephone company at Tenant’s direction and expense, all such work shall be performed at Tenant’s expense by a general contractor approved by Landlord. Tenant shall obtain Landlord’s prior written approval of construction, alterations, or additions requiring unusual expense to readapt the Premises to normal office use on lease termination or increasing the cost of construction, insurance or taxes on the Building or of Landlord’s services called for by Section 5.1. Such readaptation will be made by Tenant prior to such termination without expense to Landlord. Tenant shall also obtain Landlord’s prior written approval of any alterations or additions requested by Tenant which will delay completion of the Premises and Landlord shall not be held accountable in any manner for the delay(s). All changes and additions affixed to the Premises shall be deemed part of the Building and the property of Landlord, except such items designated by Landlord for removal at the time of approval or otherwise designated by Landlord for removal upon termination of this Lease, which items shall be removed by Tenant upon termination of this Lease.

3.2 Preparation of Premises for Occupancy. If Landlord has agreed to make any improvement to the Premises, the provisions governing the planning, construction, scope of work and terms of payment shall be set forth in Exhibit C, which, if attached hereto, is incorporated herein by this reference. If Landlord is obligated to perform construction work pursuant to Exhibit C, Landlord agrees to use reasonable efforts to have the Premises ready for occupancy on or before the Scheduled Commencement Date, which shall, however, be extended for a period equal to that of any delays due to governmental regulations, unusual scarcity of, or inability to obtain, labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord’s control. The Premises shall be deemed ready for occupancy on the earlier of:

(a)	the date on which Tenant occupies all or any part of the Premises; or

(b)	the date on which the tenant improvements, as specified in Exhibit C, are substantially completed;

provided, however, that if Landlord is unable to complete construction due to delay in Tenant’s compliance with the provisions of Section 3.1 of this Lease, then the Premises shall be deemed ready for occupancy no later than the Scheduled Commencement Date. If the Premises are not deemed ready for occupancy on or before the date that is six (6) months after Tenant provides written evidence to Landlord of the Funding as described in the Special Provisions to this Lease (the “Outside Delivery Date”) for whatever reason, other than Tenant’s default, or causes over which Landlord has no control (e.g., fire or other casualty and Acts of God or of the public enemy), Tenant may elect to cancel this Lease at any time thereafter while the Premises are not deemed ready for occupancy by giving written notice to Landlord of such cancellation which shall be effective when given, it being understood that said election shall be Tenant’s sole remedy at law or in equity for Landlord’s failure to have the Premises ready for occupancy.

Upon delivery of the Premises by Landlord, Tenant shall be deemed to have accepted the Premises in the then-existing condition except for any “punch list” items (as that term is used in the construction industry) noted by Tenant in writing to Landlord within the five (5) day period following the date the Premises are deemed ready for occupancy pursuant to any inspection of the Premises made by Tenant within such five (5) day period. Landlord shall complete the punch list items within a reasonable period following the expiration of the five (5) day period. The existence of such punch list items shall not postpone the Commencement Date of this Lease nor the obligation of Tenant to pay Rent or any other charges due under this Lease.

Landlord shall permit Tenant access for installing equipment and furnishings in the Premises prior to the Term when it can be done without material interference with remaining work by Landlord.

3.3 General Provisions Applicable to Construction. All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authorities and insurers of the Building. Either party may inspect the work of the other at reasonable times and shall promptly give written notice of observed defects. If Tenant shall not have commenced to occupy the Premises after they are deemed ready for occupancy as provided in Section 3.2, a certificate of completion by Landlord’s licensed architect or registered engineer shall be conclusive evidence that Landlord has performed all such obligations except for items stated in such certificate to be incomplete or not in conformity with such requirements.

3.4 Representatives. Each party authorizes the other to rely in connection with their respective rights and obligations under this Article III upon approval and other actions on the party’s behalf by Landlord’s Representative in the case of Landlord or Tenant’s Representative in the case of Tenant or by any person designated in substitution thereof or addition thereto by notice to the party so relying.

ARTICLE IV - RENT

4.1 Rent. Starting on the Commencement Date, Tenant agrees to pay, without any notice, demand, offset or reduction whatsoever, to Landlord, the Rent in equal monthly installments as set out in Section 1.1 in advance on the first day of each calendar month included in the Term; and for any portion of a calendar month at the beginning or end of the Term, at the rate payable for such portion, in advance. Rent shall consist of: (a) Base Rent (as it may increase pursuant to Section 1.1) and (b) any Additional Rent identified in this Lease, including but not limited to Operating Cost Escalation as set forth in Section 4.2 and charges for additional services under Section 5.1.

4.2 Operating Cost Escalation.

4.2.1 Definition of Landlord’s Operating Costs - “Landlord’s Operating Costs” shall exclude the interest and amortization on mortgages for the Building and Lot and the cost of special services rendered to tenants (including Tenant) for which a special charge is made, but include, without limitation: real estate taxes on the Building and Lot; installments and interest on assessments for public betterments or public improvements; expenses of any proceedings for abatement of taxes and assessments with respect to any fiscal year or fraction of a fiscal year; premiums for insurance; compensation and all fringe benefits, worker’s compensation insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in the operating, maintaining, or cleaning of the Building and Lot; steam, water, sewer, electric, gas, telephone, and other utility charges for the Building and Lot not billed directly to tenants by Landlord or the utility; costs of building and cleaning supplies and equipment (including rental); cost of maintenance, cleaning and repairs; cost of snow plowing or removal, or both, and care of landscaping; payments to independent contractors under service contracts for cleaning, operating, managing, maintaining and repairing the Building and Lot (which payments may be to affiliates of Landlord or to Landlord’s representatives provided the same are at reasonable rates consistent with the type of occupancy and the services rendered); reasonable rental costs associated with providing the managing agent space for an office in the Building or in another building owned by Landlord or managed by Landlord’s representative, which costs shall be prorated accordingly if such office services building(s) in addition to the Building; the cost of operating, maintaining and repairing the common areas and facilities of the Building (such as, but not limited to, snow plowing, landscaping, common area and street lighting, repaving parking areas, security and management); the Building’s proportionate share, as reasonably determined by Landlord, of Landlord’s costs and expenses (as determined consistent with the provisions of this Section 4.2.1) related to the operation, maintenance, repair and replacement of any entrance drives, access drives, landscaping improvements and other common area improvements on the Project Tract which do not exclusively serve a particular Building; and all other reasonable and necessary expenses paid in connection with the operation, cleaning, maintenance and repair of the Building and Lot, or either, and properly chargeable against income, it being agreed that if Landlord installs a new or replacement capital item for the purpose of reducing Landlord’s Operating Costs, the cost thereof as reasonably amortized by Landlord with reasonable interest on the unamortized amount shall be included in Landlord’s Operating Costs.

In the event the average occupancy level of the Building for the applicable calendar year was not ninety-five (95%) or more of full occupancy, then the Landlord’s Operating Costs for such year shall be adjusted and apportioned among the tenants by the Landlord to reflect those costs which would have occurred had the Building been ninety-five percent (95%) occupied during such year.

The teen “real estate taxes” as used above shall mean all taxes of every kind and nature assessed by any governmental authority on the Lot, the Building and related improvements, or both, which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Lot, the Building and related improvements, or both, subject to the following: There shall be excluded from such taxes all income taxes, excess profits taxes, excise taxes, franchise taxes, estate, succession, inheritance and transfer taxes, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot, Building and related improvements, or both, or a federal, state, county, municipal or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term “real estate taxes”.

4.2.2 Statement of Landlord’s Operating Costs - As soon as practicable after the end of each calendar year ending during the Term and after Lease termination, Landlord shall render a statement (“Landlord’s Statement”) in reasonable detail and according to generally accepted accounting principles certified by Landlord’s Representative showing for the preceding calendar year or fraction thereof, as the case may be, Landlord’s Operating Costs.

4.2.3 Calculation of Operating Cost Escalation - “Operating Cost Escalation” shall be calculated as follows:

(Landlord’s Operating Costs x Rentable Floor Area of Tenant’s Space - Rentable Floor Area of the Building) - Tenant’s share of Operating Costs during the Base Year, with all such amounts prorated accordingly if any applicable period is a fraction of a calendar year = Operating Cost Escalation. The Operating Cost Escalation shall be prorated accordingly if the applicable period is a fraction of a calendar year. In no event shall the Operating Cost Escalation be less than zero.

In case of special services which are not rendered to all areas on a comparable basis, the proportion allocable to the Premises shall be the same proportion which the Rentable Floor Area of Tenant’s Space bears to the total rentable floor area to which such service is so rendered (such latter area to be determined in the same manner as the Total Rentable Floor Area of the Building).

4.2.4 Payment of Operating Cost Escalation - Tenant shall pay as Additional Rent the Operating Cost Escalation, if any, for each calendar year or fraction thereof throughout the Term within thirty (30) days of receipt of Landlord’s Statement reflecting the amount due.

If during the Term, Landlord estimates that Tenant will be obligated to pay Operating Cost Escalation with respect to any calendar year, or fraction thereof, then Tenant shall pay, as Additional Rent, on the first day of each month of each such calendar year and each ensuing calendar year thereafter, unless and until Landlord’s Statement for an ensuing calendar year reflects that Tenant is not obligated to pay Operating Cost Escalation, monthly payments equal to 1/12th of the annualized Operating Cost Escalation for the ensuing calendar year as such cost is estimated by Landlord. In the event Landlord, in any calendar year, does not estimate the amount of Tenant’s monthly Operating Cost Escalation payments until after one or more installments of such payments are due, Tenant, pending receipt of Landlord’s estimates, shall pay to Landlord each month the monthly Operating Cost Escalation payment due during the previous calendar year, and at such time as Tenant is advised in writing of Landlord’s estimated Operating Cost Escalation for the then current calendar year Tenant shall pay to Landlord, or Landlord shall credit to Tenant (as the case may be), a sum equal to the difference between the total of the monthly Operating Cost Escalation payments paid based on the rate for the preceding calendar year and the estimated monthly Operating Cost Escalation payments actually due during the then current calendar year. In addition, all subsequent payments of monthly Operating Cost Escalation during the then current calendar year shall be paid using Landlord’s estimate of monthly Operating Cost Escalation payments for the then current calendar year. When Landlord’s Statement for each calendar year becomes available the Operating Cost Escalation, if any, paid for that calendar year or fraction thereof shall be adjusted retroactively such that within thirty (30) days after Landlord’s Statement is received by Tenant, Tenant will pay to Landlord, or Landlord will credit to Tenant, the difference between the Operating Cost Escalation which, according to Landlord’s Statement, Tenant owed to Landlord for the preceding calendar year or fraction thereof and the monthly Operating Cost Escalation payments made for and during that year or fraction thereof.

Notwithstanding any other provision of this Section 4.2, if the Term expires or is terminated as of a date other than the last day of a calendar year, then for such fraction of a calendar year at the end of the Term, Tenant’s last payment to Landlord under this Section 4.2 shall be made on the basis of Landlord’s best estimate of the items which are includable in Landlord’s Statement and shall be made on or before the later of (a) ten (10) days after Landlord delivers such estimate to Tenant or (b) the last day of the Teen, with an appropriate payment or refund to be made upon submission of Landlord’s Statement.

4.2.5 Accounting Period - Landlord shall have the right from time to time to change the periods of accounting under this Section 4.2 to any annual period other than a calendar year, and upon any such change all items referred to in this Section shall be appropriately apportioned. In all Landlord’s Statements rendered under this Section, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a Landlord’s Statement shall be included therein on the basis of Landlord’s reasonable estimate, and with respect thereto Landlord shall render promptly after determination a supplemental Landlord’s Statement, and appropriate adjustment shall be made according thereto. All Landlord’s Statements shall be prepared on an accrual basis of accounting.

Notwithstanding any other provision of this Section 4.2, if the Term expires or is terminated as of a date other than the last day of a calendar year, then for such fraction of a calendar year at the end of the Term, Tenant’s last payment to Landlord under this Section 4.2 shall be made on the basis of Landlord’s best estimate of the items which are includable in Landlord’s Statement and shall be made on or before the later of (a) ten (10) days after Landlord delivers such estimate to Tenant or (b) the last day of the Teen, with an appropriate payment or refund to be made upon submission of Landlord’s Statement.

4.3 Payments. All payments of Rent and other sums due hereunder shall be made to Managing Agent at its address, or to such other person as Landlord may from time to time designate. Since late payment of Rent or other sums due hereunder from Tenant to Landlord will result in administrative expense to Landlord, the extent of which would be extremely difficult and economically impractical to ascertain, Tenant agrees that if Rent or any other payment due hereunder from Tenant remains unpaid for more than five (5) days after said amount is due, such payment shall be increased by a late charge payable by Tenant equal to five percent (5%) of the amount of the delinquent payment. The amount of the late charges for any month shall be computed on the aggregate amount of all delinquent payments, including all accrued late charges, then outstanding. The provisions of this Section in no way relieve Tenant of the obligation to make all required payments when due, nor do such provisions in any way affect Landlord’s remedies under this Lease.

ARTICLE V - LANDLORD’S COVENANTS

5.1 Landlord’s Covenants During the Term. Landlord covenants during the Term:

5.1.1 Building Services - To furnish, through Managing Agent or other independent contractors, the services listed in Exhibit D;

5.1.2 Additional Building Services - To furnish, through Managing Agent or other independent contractors, reasonable additional Building operation services upon reasonable advance request of Tenant at equitable rates from time to time established by Landlord to be paid by Tenant;

5.1.3 Repairs - Except as otherwise provided in Article VII, to make such repairs to the roof, exterior walls, floor slabs and common facilities of the Building as may be necessary to keep them in serviceable condition; such repairs to be made by Landlord within a reasonable time from Landlord’s receiving written notice from Tenant of the need for such repairs; and

5.1.4 Quiet Enjoyment - That Landlord has the right to enter into this Lease and that Tenant on paying the Rent and performing its obligations hereunder shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject however to all the terms and provisions hereof.

5.2 Interruptions. Landlord shall not be liable to Tenant for any compensation or reduction of Rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord’s entering the Premises for any of the purposes authorized in this Lease, or for repairing the Premises or any portion of the Building or Lot. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord’s part, by reason of any cause reasonably beyond Landlord’s control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Article VII, shall Tenant be entitled to any abatement or reduction of Rent by reason thereof, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, or total or partial, eviction from the Premises.

Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

ARTICLE VI - TENANT’S COVENANTS

6.1 Tenant’s Covenants During Term. Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

6.1.1 Tenant’s Payments - To pay when due (a) all Rent, late charges and other sums due hereunder, (b) all taxes which may be imposed on Tenant’s personal property in the Premises (including without limitation, Tenant’s fixtures and equipment), regardless to whomever assessed, (c) all charges by public utilities for telephone and other utility services (including service inspections therefor) rendered to the Premises not otherwise required hereunder to be furnished by Landlord without charge and not consumed in connection with any services required to be furnished by Landlord without charge, and (d) as Additional Rent, all charges of Landlord for services-rendered pursuant to Section 5.1.2 hereof;

6.1.2 Repairs and Surrender of Premises - Except as otherwise provided in Article VII and Section 5.1.3, to keep the Premises in good order, repair and condition, reasonable wear and tear only excepted; and at the expiration or termination of this Lease peaceably to surrender the Premises and all changes and additions therein in as good order, repair and condition as they were when received, reasonable wear and tear only excepted, first removing all goods and effects of Tenant and any items, the removal of which is required by agreement or specified herein to be removed at Landlord’s election, and repairing all damage caused by such removal and restoring the Premises and leaving them clean and neat;

6.1.3 Occupancy and Use - Continuously from the Commencement Date, to use and occupy the Premises only for the Permitted Uses; and not to injure or deface the Premises, Building, or Lot; and not to permit in the Premises or common facilities (insofar as use of the common facilities is in control of Tenant) any auction sale, nuisance, or the emission from the Premises (or common facilities) of any objectionable noise or odor; nor any use thereof which is improper, offensive, contrary to law or ordinances, or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building;

6.1.4 Rules and Regulations - To comply with the Rules and Regulations set forth in Exhibit E, as the same may be amended by Landlord from time to time, and all other reasonable Rules and Regulations hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and Lot and their facilities and approaches, it being understood that Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations;

6.1.5 Safety Appliances - To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public or private authority having jurisdiction over the Premises (including insurance underwriters or rating bureaus) because of any use made by Tenant and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant’s Permitted Uses;

6.1.6 Assignment and Subletting - Not to assign this Lease, or sublease all or any part of the Premises, or permit the use of the Premises by any party other than Tenant, without the prior written consent of Landlord. This prohibition includes, without limitation, (i) any subletting or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other change of Tenant’s corporate or proprietary structure; (ii) an assignment or subletting to or by a receiver or trustee in any Federal or State bankruptcy, insolvency, or other proceedings; (iii) the sale, assignment or transfer of all or substantially all of the assets of Tenant, with or without specific assignment of this Lease; (iv) the change in control of a partnership; or (v) conversion of Tenant to a limited liability entity. If Tenant converts to a limited liability entity without obtaining the prior written consent of Landlord: (i) the conversion shall be null and void for purposes of the Lease, including the determination of all obligations and liabilities of Tenant and its partners to Landlord; (ii) all partners of Tenant immediately prior to its conversion to a limited liability entity shall be fully liable, jointly and severally, for obligations of Tenant accruing under the Lease pre-conversion and post-conversion, and all members and other equity holders in Tenant post-conversion shall be fully liable for all obligations and liabilities of Tenant accruing under the Lease after the date such members and other equity holders are admitted to the limited liability entity as if such person or entity had become a general partner in a partnership; and (iii) Landlord shall have the option of declaring Tenant in default under the Lease. When Tenant requests Landlord’s consent to an assignment or sublease, it shall notify Landlord in writing of (i) the name and address of the proposed assignee or subtenant; (ii) the nature and character of the business of the proposed assignee or subtenant; (iii) financial information including financial statements of the proposed assignee or subtenant; and (iv) a copy of the proposed sublet or assignment agreement. Tenant shall thereafter immediately provide to Landlord any and all other information and documents reasonably requested by Landlord in order to assist Landlord with its consideration of Tenant’s request hereunder. Landlord shall have the option (to be exercised within thirty (30) days from the submission of Tenant’s request and receipt of all other information requested hereunder) to cancel this Lease as it affects the portion of the Premises to be subleased or assigned as of the commencement date stated in the proposed sublease or assignment.

If Landlord approves an assignment or sublease as herein provided, Tenant shall pay to Landlord, as Additional Rent due under this Lease, as applicable, (i) in the case of a sublease, an overage amount equal to the difference, if any, between the Rent allocable to that part of the Premises affected by such sublease pursuant to this Lease and the rent paid by the subtenant to Tenant, less any reasonable and customary expenses incurred by the Tenant in connection with the sublease which are approved by the Landlord in its sole and absolute discretion, and (ii) in the case of an assignment, an overage amount equal to the consideration, if any, received by Tenant for such assignment. Such overage amounts shall be due and payable by Tenant to Landlord within five (5) days of Tenant’s receipt of payment from the subtenant or assignee. Overage amounts in the case of a sublease shall be calculated and adjusted (if necessary) on a lease year (or partial lease year) basis, and there shall be no cumulative adjustment for the Term. No consent to any assignment or sublease shall constitute a further waiver of the provisions of this Section, and all subsequent assignments or subleases may be made only with the prior written consent of Landlord. An assignee of Tenant, at the option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder and shall assume all such obligations in writing in a form satisfactory to Landlord in its sole and absolute discretion, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder. Any assignment or sublease without Landlord’s consent shall be void, and shall, at the option of the Landlord, constitute a default under this Lease. In the event that Tenant requests that Landlord consider a sublease or assignment hereunder, Tenant shall pay (i) Landlord’s reasonable fees, not to exceed Five Hundred and 00/100 Dollars ($500.00) per transaction, incurred in connection with the consideration of such request, and (ii) all attorneys’ fees and costs incurred by Landlord in connection with the consideration of such request or such sublease or assignment. Notwithstanding any term or provision herein to the contrary, Tenant shall not advertise all or any part of the Premises for assignment, subletting or other transfer at a rental rate lower than the rental schedule established from time to time by Landlord for comparable space for a comparable term in the Building or in any other building owned by Landlord in The Colonnade development (a “Colonnade Building”). Further, no assignment, subletting or other transfer shall be made: (i) to any person or entity who has dealt with Landlord or Landlord’s agent (directly or through a broker) with respect to space in the Building or in another Colonnade Building during the six (6) months immediately preceding Tenant’s request for Landlord’s consent to such transaction; (ii) to any person or entity for the conduct of business which is not in keeping with the standards and general character of the Building; or (iii) which would require the demolition or reconfiguration of any portion of the Premises or which would result in the Premises being subdivided. All rights and options of Tenant hereunder, if any, to expand the Premises, contract the Premises, extend or renew the Term, and/or shorten the Term, and any right(s) of first refusal, first offer or first option hereunder in favor of Tenant shall automatically terminate upon the assignment of this Lease or upon the subletting of all or any part of the Premises, unless Landlord specifically agrees in writing that such rights and options shall continue. Tenant acknowledges that the restrictions on assignments and subleases described herein are a material inducement for Landlord entering into this Lease and shall be enforceable by Landlord against Tenant and against any assignee or subtenant or any other party acquiring an interest in this Lease.

6.1.7 Indemnity - To defend, indemnify and hold harmless Landlord, its agents, employees, officers, directors, partners and shareholders from and against any and all liabilities, judgments, demands, causes of action, claims, losses, damages, costs and expenses, including reasonable attorneys’ fees and costs, arising out of the use, occupancy, conduct, operation, or management of the Premises by, or the willful misconduct or negligence of Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors in or about the Building or Premises or arising from any breach or default under this Lease by Tenant, or arising from any accident, injury, or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Building or Premises. This indemnification shall survive termination of this Lease. This provision shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the sole negligence or willful misconduct of Landlord, or its officers, contractors, licensees, agents, employees, or invitees;

6.1.8 Tenant’s Liability, Property and Business Interruption Insurance - To maintain with insurance companies satisfactory to Landlord:

(a) Public liability insurance on the Premises in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1 and from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes and to furnish Landlord with the certificates thereof. Fire and casualty insurance with extended coverage in an amount of not less than Fifty Thousand and 00/100 Dollars ($50,000.00) shall also be obtained and kept in force during the Term of this Lease at Tenant’s expense. The limit of any of such insurance shall not limit the liability of Tenant hereunder. If Tenant fails to procure and maintain such insurance, Landlord may, but shall not be required to, procure and maintain the same, at Tenant’s expense to be reimbursed by Tenant as additional rent within ten (10) days of written demand. All insurance required to be obtained by Tenant hereunder shall be issued by companies acceptable to Landlord. Thirty (30) days prior to the Commencement Date, Tenant shall deliver to Landlord certificates of liability insurance required herein with loss payable clauses satisfactory to Landlord. Any deductible under such insurance policy in excess of One Thousand and 00/100 Dollars ($1,000.00) must be approved by Landlord in writing prior to issuance of such policy. No policy shall be cancelable, allowed to lapse and/or expire and/or be subject to reduction of coverage except upon thirty (30) days prior written notice to Landlord. All such policies shall name Landlord and Landlord’s Representative as additional insureds and shall be written as primary policies not contributing with and not in excess of coverage which Landlord may carry. The policy limits set forth herein shall be subject to periodic review, and Landlord reserves the right to require that Tenant increase the liability coverage limits if, in the reasonable opinion of Landlord, the coverage becomes inadequate and is less than commonly maintained by tenants making similar uses in similar buildings. Tenant shall obtain any revised or increased coverage required by Landlord within thirty (30) days of any such notification from Landlord;

(b) Property insurance on all Tenant’s trade fixtures, equipment and personal property on the Premises, being a policy of all risk property insurance covering the full replacement value of such property. During the Term of this Lease, the proceeds from any such policy of insurance shall be used for the repair or replacement of the fixtures and equipment so insured. Landlord shall have no interest in the insurance upon Tenant’s equipment and fixtures and will sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant’s possessions. Tenant shall furnish Landlord with a certificate of insurance evidencing that the requirements set forth herein are in full force and effect. Any deductible in excess of Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) under such insurance must be approved in writing by Landlord prior to issuance of such policy. Upon demand, Tenant shall provide Landlord, at Tenant’s expense, with such increased amount of existing insurance, and such other insurance as Landlord or Landlord’s lender may reasonably require, to afford Landlord and Landlord’s lender adequate protection. Tenant shall provide Landlord with notice of loss or damage to property immediately after such loss or damage occurs; and

(c) Business interruption and/or loss of rental insurance in an amount equivalent to twelve (12) months Rent which shall not contain a deductible greater than One Thousand Dollars ($1,000.00). Tenant shall furnish Landlord with certificates of insurance naming Landlord as an additional insured. No policy shall be cancelable, allowed to lapse and/or expire and/or be subject to reduction of coverage except upon thirty (30) days prior written notice to Landlord.

6.1.9 Employer’s Liability Insurance - To purchase and maintain employer’s liability insurance with minimum liability limits of $100,000.00 per accident for bodily injury,

$100,000.00 per employee for bodily injury due to disease with a $500,000.00 policy limit. Tenant shall provide Landlord with a certificate of insurance for insurance required herein;

6.1.10 Tenant’s Workers’ Compensation Insurance - To keep all Tenant’s employees working in the Premises covered by worker’s compensation insurance in amounts required by and otherwise in accordance with all applicable legal requirements, and to furnish Landlord with the certificates thereof upon request;

6.1.11 Landlord’s Right of Entry - To permit Landlord and Landlord’s agents entry: to examine the Premises at reasonable times and, if Landlord shall so elect, to make repairs or replacements; to remove, at Tenant’s expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing by Landlord; and to show the Premises to prospective tenants during the six months preceding expiration of the Term and to show the Premises to prospective purchasers and mortgagees at all reasonable times;

6.1.12 Loading - Not to place any extreme or unusual load upon the Premises without Landlord’s prior written consent; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such times as Landlord shall in each instance approve. Tenant’s business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other leased space in the Building shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other types of vibration and/or noise eliminators sufficient to eliminate such vibration or noise;

6.1.13 Landlord’s Costs - In case Landlord shall, without any fault on its part, be made party to any litigation commenced by or against Tenant or by or against any parties in possession of the Premises or any part thereof claiming under Tenant, to pay, as Additional Rent, all costs, including, without limitation, reasonable counsel fees incurred by or imposed upon Landlord, in connection with such litigation and, as Additional Rent, also to pay all such costs and reasonable counsel fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease;

6.1.14 Tenant’s Property - That all the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Lot shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord unless due to the gross negligence or willful misconduct of Landlord;

6.1.15 Liens - To keep the Premises and the Building free from any liens arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant, and Tenant hereby agrees to indemnify and hold Landlord, its agents, employees, independent contractors, officers, directors, partners, and shareholders harmless from any liability, cost or expense for such liens. Tenant shall cause any such lien imposed to be released of record by payment or posting of the proper bond acceptable to Landlord within ten (10) days after the earlier of imposition of the lien or written request by Landlord. Tenant shall give Landlord written notice of Tenant’s intention to perform work on the Premises which might result in any claim of lien at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility or other notice deemed proper before commencement of any such work. If Tenant fails to remove any lien within the prescribed ten (10) day period, then Landlord may do so at Tenant’s expense and Tenant’s reimbursement to Landlord for such amount, including attorneys’ fees and costs, shall be deemed Additional Rent;

6.1.16 Changes or Additions - Not to make any changes or additions to the Premises without Landlord’s prior written consent, provided that Tenant shall reimburse Landlord for all costs incurred by Landlord in reviewing Tenant’s proposed changes or additions, and provided further that, in order to protect the functional integrity of the Building, all such changes and additions shall be performed by contractors selected from a list of approved contractors prepared by Landlord from time to time;

6.1.17 Holdover - To pay to Landlord two (2) times the total of the Rent then applicable for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and also to pay all damages sustained by Landlord on account thereof. In the event the Tenant remains in possession of the Premises after the termination or expiration of this Lease, it shall be deemed to be occupying the Premises on a month-to-month basis and subject to all of the provisions, conditions and obligations of said Lease. The provisions of this subsection shall not operate as a waiver by Landlord of any rights or remedies provided in this Lease; and

6.1.18 Environmental Matters -

(a) As used in this Lease, the term “Hazardous Materials” shall mean and include any substance that is or contains petroleum, asbestos, polychlorinated biphenyls, lead, or any other substance, material or waste which is now or is hereafter classified or considered to be hazardous or toxic under any federal, state or local law, rule, regulation or ordinance relating to pollution or the protection or regulation of human health, natural resources or the environment (collectively “Environmental Laws”) or poses or threatens to pose a hazard to the health or safety of persons on the Premises or any adjacent property.

(b) Tenant agrees that during its use and occupancy of the Premises it will not permit Hazardous Materials to be present on or about the Premises except in a manner and quantity necessary for the ordinary performance of Tenant’s business and that it will comply with all Environmental Laws relating to the use, storage or disposal of any such Hazardous Materials.

(c) If Tenant’s use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises or the property in which the Premises are located, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (a) the requirements of (i) all Environmental Laws and (ii) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (b) any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises or the property in which the Premises are located. Landlord shall also have the right, but not the obligation, to take whatever action with respect to any such Hazardous Materials that it deems reasonably necessary to protect the value of the Premises or the property in which the Premises are located. All costs and expenses paid or incurred by Landlord in the exercise of such right shall be payable by Tenant upon demand.

(d) Upon reasonable notice to Tenant, Landlord may inspect the Premises for the purpose of determining whether there exists on the Premises any Hazardous Materials or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord’s part to inspect the Premises, or liability on the part of Landlord for Tenant’s use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

(e) Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste or Hazardous Materials placed on or about the Premises by Tenant or its agents, employees, contractors or invitees, and in a condition which complies with all Environmental Laws.

(f) Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims, losses (including, without limitation, loss in value of the Premises or the property in which the Premises are located), liabilities and expenses (including reasonable attorney’s fees) sustained by Landlord attributable to (i) any Hazardous Materials placed on or about the Premises by Tenant or its agents, employees, contractors or invitees or (ii) Tenant’s breach of any provision of this Section 6.1.18.

(g) The provisions of this Section 6.1.18 shall survive the expiration or earlier termination of this Lease.

ARTICLE VII - CASUALTY AND TAKING

7.1 Casualty to Premises.

7.1.1 Damage Repair - If the Premises shall be destroyed or rendered untenantable, either wholly or in part, by fire or other casualty, Landlord may, at its option, (i) terminate this Lease effective as of the date of such damage or destruction, or (ii) restore the Premises to their previous condition, and in the meantime the Base Rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the whole thereof, and this Lease shall continue in full force and effect. If the damage is due, directly or indirectly, to the fault or neglect of Tenant, or its officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors, there shall be no abatement of Base Rent, except to the extent Landlord receives proceeds from any applicable insurance policy of Tenant to compensate Landlord for loss of Base Rent.

7.1.2 Termination for Material or Uninsured Damages - If the Building shall be destroyed or damaged by fire or other casualty insured against under Landlord’s fire and extended coverage insurance policy to the extent that more than fifty percent (50%) thereof is rendered untenantable, or if the Building shall be materially destroyed or damaged by any other casualty other than those covered by such insurance policy, notwithstanding that the Premises may be unaffected directly by such destruction or damage, Landlord may, at its election, terminate this Lease by notice in writing to Tenant within sixty (60) days after such destruction or damage. Such notice shall be effective thirty (30) days after receipt thereof by Tenant.

7.1.3 Business Interruption - Other than rental abatement provided in Section 7.1.1, no damages, compensation or claim shall be payable by Landlord for inconvenience or loss of business arising from the interruption of business or the repair or restoration of the Building or Premises.

7.1.4 Repairs - Landlord’s obligations, should it elect to repair, shall be limited to the base Building, common areas and the interior improvements (if any) initially installed by Landlord as part of Landlord’s work (as described in Exhibit C). Anything herein to the contrary notwithstanding, if the Premises are destroyed or damaged during the last twelve (12) months of the term of this Lease, then Landlord may, at its option, cancel and terminate this Lease as of the date of the occurrence of such damage.

7.2 Condemnation. If twenty percent (20%) or more of the Premises, or of such portions of the Building as may be required for the reasonable use of the Premises, are taken by eminent domain or sale under threat of condemnation by eminent domain, this Lease shall automatically terminate as of the date title vests in the condemning authority, and all Rent and other charges or sums shall be paid to that date. Landlord reserves all rights to damages to the Premises for any partial or entire taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award, and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of the leasehold interest or interference with Tenant’s business. Tenant shall have the right to claim and recover from the condemning authority compensation for any loss which Tenant may incur for Tenant’s moving expenses, business interruption or taking of Tenant’s personal property (not including Tenant’s leasehold interest).

ARTICLE VIII - RIGHTS OF MORTGAGEE

8.1 Rights of Mortgage Holders; Limitation of Mortgagee’s Liability. The word “mortgage” as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutions thereof. The word “holder” shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Premises for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security, the condition and value of the Building and Lot. Upon entry and taking possession of the Premises for the purpose of foreclosure, such holder shall have all the rights of Landlord. Notwithstanding any other provision of this Lease to the contrary, including without limitation Section 10.5, no such holder of a mortgage shall be liable, either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Premises for the purpose of foreclosure, and such holder shall not in any event be liable to perform or for failure to perform the obligations of Landlord under Section 3.1. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord (except for the obligations under Section 3.1), subject to and with the benefit of the provisions of Section 10.5, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of redemption in the mortgaged premises.

8.2 No Prepayment or Modification. Tenant shall not pay Rent or any other charge more than thirty (30) days prior to the due dates thereof. No prepayment of Rent or other charge, no assignment of this Lease and no agreement to modify so as to reduce the Rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlord’s mortgagees of record, if any.

8.3 Subordination. This Lease, and all rights of Tenant hereunder, are subject and subordinate to any mortgage or mortgages, blanket or otherwise, which do now or may hereafter affect the Lot or Building, and to any and all renewals, modifications, consolidations, replacements and extensions thereof. It is the intention of the parties that this provision be self-operative, and that no further instrument shall be required to effect such subordination of this Lease. Tenant shall, however, within five (5) days of demand, at any time or times, execute, acknowledge and deliver to Landlord, without expense to Landlord, any and all instruments that may be necessary or proper to subordinate this Lease, and all rights of Tenant hereunto, to any such mortgage or mortgages, or to confirm or evidence said subordination. Should Tenant refuse to execute the required documents hereunder, or those required under Section 10.12 hereinafter, upon demand by Landlord, then, in addition to the Tenant’s being responsible for any other damages incurred as a result thereof (including interest), the Tenant’s refusal shall constitute a default under Article IX herein. If any mortgagee or other party shall at any time succeed to the interest of the Landlord in the Premises, whether by foreclosure, sale, or otherwise, the Tenant, at such mortgagee’s or successor’s request shall attorn to and recognize such mortgagee or successor as landlord hereunder.

8.4 Mortgagee Protection. Tenant agrees to give any mortgagee(s) and/or trust deed holder(s), by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the addresses of such mortgagee(s) and/or trust deed holder(s). Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagee(s) and/or trust deed holder(s) shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any mortgagee and/or trust deed holder(s) has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

ARTICLE IX - DEFAULT

9.1 Events of Default. The occurrence of any of the following events if not remedied within the allotted time period, if any, hereinafter provided shall constitute an Event of Default by Tenant under this Lease: (1) Failure of Tenant to pay Rent on the due date for payment or any other charge or sum to be paid to Landlord by Tenant when invoiced therefor; (2) Failure by Tenant to comply with any of the rules, regulations, agreements, covenants, terms and conditions contained or referred to herein (other than the failure to pay Rent and other sums of money), if not remedied for a period of fifteen (15) days following receipt of written notice thereof; provided, that in the event a default or breach is not susceptible of being remedied within such fifteen (15) day period the time permitted Tenant to remedy the default or breach shall be extended for as long as shall be reasonably necessary to remedy same if Tenant commences promptly and proceeds diligently until successful to remedy such default or breach, except that the period for remedying a default or breach shall not be so extended if the extension in Landlord’s reasonable judgment may jeopardize the value of the Lot or Building or the interest of the Landlord in the Lot or Building or may subject Landlord to civil or criminal liabilities; (3) Filing by or against Tenant in any court pursuant to any statute, either of the United States or of any state, of a petition for bankruptcy or insolvency, or for reorganization, or for any arrangement or for appointment of a receiver or trustee of all or a portion of Tenant’s property; provided, that if the action or proceeding be against Tenant, the same shall not become an Event of Default if the petition shall be dismissed within sixty (60) days after the commencement thereof; (4) Dissolution or liquidation of Tenant, whether voluntary or involuntary, or the taking of possession of any of Tenant’s property by execution and levy or attachment; and (5) Abandonment of the Premises by Tenant. As used herein, “Chronic Delinquency” shall mean failure by Tenant to pay Rent or any other charge or sum required to be paid to Landlord by Tenant under this Lease within five (5) days after written notice thereof for any three (3) months (consecutive or nonconsecutive) during any twelve (12) month period. In addition to all other remedies of Landlord set forth herein, in the event of a Chronic Delinquency, at Landlord’s option, Landlord shall have the right to require that the Rent and any other charge or sum to be paid to Landlord by Tenant under this Lease be paid by Tenant quarterly, in advance.

9.2 Landlord’s Rights After Default.

9.2.1 Upon the occurrence of any Event of Default, Landlord shall have all rights and remedies allowed at law, in equity, by statute and otherwise and in addition the Landlord may give notice to Tenant at any time after said Event of Default stating that Tenant’s right to possession of the Premises shall expire on the date specified in such notice and upon the date specified in such notice all right of Tenant to possession of the Premises hereunder shall terminate, but Tenant shall remain liable as hereinafter provided.

9.2.2 At any time after the expiration of Tenant’s possessory right to the Premises, Landlord may relet the Premises or any part thereof in the name of Landlord or otherwise for such term (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) as Landlord, in its reasonable discretion, may determine, and may collect and receive the rent therefrom. Landlord shall in no way be responsible or liable to Tenant for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon any such reletting and Tenant’s liability shall not be affected or diminished in any respect by such failure. In the event Landlord relets said Premises at a rental higher than that due from Tenant under the provisions hereof, Tenant shall not be entitled to share in any excess. Landlord, at its option, may make such alterations, repairs and changes in the Premises as Landlord in its sole judgment considers advisable or necessary for the purpose of reletting the Premises, and the making of such alterations, repairs and changes shall not operate or be construed to release Tenant from any liability.

9.2.3 At any time after any expiration of Tenant’s possessory right to the Premises, Landlord at its option and as an alternative and in lieu of collection of damages as set forth in Section 9.3.2, below, may demand as and for liquidated and agreed final damages for Tenant’s default(s), and Tenant shall pay to Landlord, an amount equal to the difference between the Rent (including Additional Rent reasonably projected by Landlord) payable hereunder for the unexpired portion of the Term and the then fair and reasonable rental value of the Premises for the same period, discounted at the rate of four percent (4%) per annum from the date of expiration of Tenant’s possessory right to the end of the Term of the Lease. Tenant shall also pay to Landlord all of Landlord’s expenses incurred in connection with any reletting, including without limitation all repossession costs, brokerage commissions, legal expenses, reasonable attorney’s fees, alteration and repair costs, and expenses of preparation for reletting. If the Premises, or any part thereof, are relet by Landlord for the unexpired Term of this Lease or any part thereof, the amount of rent payable upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

9.2.4 If Tenant shall default in the performance of any of Tenant’s covenants or agreements herein contained, Landlord may cure said default(s) on behalf of Tenant. Any amount paid, or expense or liability incurred by, Landlord in the performance of any such matter for the account of Tenant shall be deemed to be Additional Rent and the same, together with the greater of interest thereon at the rate of eighteen percent (18%) per annum, or the maximum interest rate allowed by law from the date upon which any such expense shall have been incurred, may be added, at the option of Landlord, to any Rent then due or thereafter falling due hereunder. Nothing contained herein shall be construed to prevent Landlord from immediately collecting from Tenant by suit or otherwise, any such sums with interest.

9.3 Tenant’s Obligations After Default.

9.3.1 Upon the expiration of Tenant’s possessory right pursuant to Section 9.2.1, above, Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord, upon or at any time after any such expiration, may re-enter the Premises without further notice and repossess Tenant by force, summary proceedings, ejectment, or otherwise and may dispossess and remove Tenant and all other persons and property from the Premises and shall have, hold and enjoy the Premises and the right to receive all rental income therefrom.

9.3.2 The expiration of Tenant’s right to possession of the Premises shall not relieve Tenant of its liabilities hereunder and the obligations created hereby shall survive any such expiration. In the event of such expiration, whether or not the Premises or any part thereof shall have been relet, Tenant shall pay to Landlord the Rent required to be paid by Tenant up to the time of such expiration, and thereafter Tenant, until the end of the Term of this Lease, shall be liable to Landlord, and shall pay to Landlord, as and for liquidated and agreed current damages for Tenant’s default(s): the equivalent of the amount of the Rent which would be payable under this Lease by Tenant if Tenant were still in possession, less the net proceeds of any reletting effected pursuant to the provisions of Section 9.2.2, after deducting all of Landlord’s expenses in connection with such reletting, including without limitation all repossession costs, brokerage commissions, legal expenses, reasonable attorney’s fees, alteration and repair costs and expenses of preparation for such reletting. Tenant shall pay such current damages, herein called “deficiency,” to Landlord monthly on the days on which the Rent is payable under the terms of this Lease, and Landlord shall be entitled to recover from Tenant each monthly deficiency as such deficiency shall arise.

9.3.3 If Landlord shall elect to exercise the rights and remedies afforded to Landlord under the provisions of Section 9.2.3 above, Tenant shall pay to Landlord the liquidated and final damages.

9.4 General Provisions.

9.4.1 Nothing herein contained shall limit or prejudice the right of Landlord to provide and obtain as damages by reason of such default an amount equal to the maximum allowed by any statute or rule of law in effect at the time when such damages are to be proved.

9.4.2 Any suit brought to collect the amount of the deficiency for any month shall not prejudice the right of Landlord to collect the deficiency for any subsequent month by a similar action.

9.4.3 Tenant expressly waives, so far as permitted by law, the service of any notice of intention to re-enter provided in any statute, or of the institution of legal proceedings to that end. Tenant, for and on behalf of itself and all persons claiming through or under Tenant, also waives any right of redemption or re-entry or repossession or restoration of Tenant’s possessory rights hereunder in the event Tenant shall be dispossessed by a judgment or by action of any court or judge or in case of re-entry or repossession by Landlord as a result of Tenant’s default. Landlord and Tenant, so far as permitted by law, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage.

9.4.4 Any action taken by Landlord under this Article IX shall not operate as a waiver of any right Landlord would otherwise have against Tenant for breach of this Lease and Tenant shall remain liable to Landlord for any damages suffered by Landlord by reason of Tenant’s default or breach.

9.4.5 Landlord shall be entitled to enjoin any breach or threatened breach by Tenant of any of the agreements, covenants, terms and conditions contained in this Lease, and in the event of such breach shall have all rights and remedies allowed at law, in equity, by statute, or otherwise. Any and all remedies referred to herein are considered cumulative and not exclusive. Mention of particular remedies herein shall not prevent the parties from pursuing other remedies in law or equity in the event of breach or default, except as otherwise set forth herein.

9.4.6 The Terms “enter,” “re-enter,” “entry,” or “re-entry,” as used in this Lease are not restricted to their technical legal meaning.

ARTICLE X - MISCELLANEOUS

10.1 Titles. The titles of the Articles are for convenience and are not to be considered in construing this Lease.

10.2 Notice of Lease. Upon request of Landlord, Tenant shall execute and deliver, after the Term begins, a short form of this Lease in form appropriate for recording or registration, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the fact and date of termination. This Lease shall not be recorded.

10.3 Relocation. [Intentionally deleted.]

10.4 Notice. No notice, approval, consent requested or election required or permitted to be given or made pursuant to this Lease shall be effective unless the same is in writing. Communications shall be addressed, if to Landlord, at Landlord’s Address or at such other address as may have been specified by prior notice to Tenant and, if to Tenant, at Tenant’s Address or at such other place as may have been specified by prior notice to Landlord. Any communication so addressed shall be deemed duly served if mailed by registered or certified mail, return receipt requested, or delivered by nationally recognized overnight courier service, or if hand delivered.

10.5 Bind and Inure. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Whenever the Premises are owned by a trustee or trustees, the obligations of Landlord shall be binding upon Landlord’s trust estate, but not upon any trustee, beneficiary or shareholder of the trust individually or corporately.

10.6 No Surrender. The delivery of keys or other such tender of possession of the Premises to Managing Agent, or to an employee of Managing Agent or to Landlord’s agent or any employee thereof, shall not operate as a termination of this Lease or a surrender of the Premises.

10.7 No Waiver, Etc. The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or, with respect to such failure of Landlord, any of the Rules and Regulations referred to in Section 6.1.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant in the Building be deemed a waiver of any such Rules or Regulations. The receipt by Landlord of Rent or any other sums with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Landlord, unless such waiver be in writing signed by Landlord or an executive officer of Landlord. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

10.8 No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Rent, late charges and other sums then due shall be deemed to be other than on account of the earliest installment of such payments due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided.

10.9 Cumulative Remedies. The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

10.10 Partial Invalidity. If any term of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

10.11 Landlord’s Right to Cure. If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the maximum rate set by statute), and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be Additional Rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

10.12 Estoppel Certificates. Tenant agrees on the Commencement Date, and from time to time thereafter upon not less than ten (10) days prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing, certifying that this Lease is unmodified and in full force and effect; that Tenant is in possession of the Premises and has no defenses, offsets or counterclaims against its obligations to pay Rent and to perform its other covenants under this Lease; that there are no incurred defaults of Landlord or Tenant under this Lease (or, if there have been any modifications, that this Lease is in full force and effect as modified and stating the modifications, and if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail); the dates to which the Rent and other charges have been paid; and certifying to such other information as Landlord’s mortgagee or prospective purchaser of the Lot and Building may reasonably request. If Tenant fails to respond within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee. Any such statement delivered pursuant to this Section 10.12 may be relied upon by any prospective purchaser or mortgagee of premises which include the Premises or any prospective assignee of any such mortgagee.

10.13 Waiver of Subrogation. Any property insurance carried by either party shall, if the other party so requests and it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for loss due to hazards covered by property insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

10.14 Brokerage. Tenant and Landlord each represent and warrant to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than the Managing Agent, who represented the Landlord in the negotiating or making of this Lease, and Tenant and Landlord each agree to defend, indemnify and hold each other, its agents, employees, partners, directors, shareholders and independent contractors harmless from and against any and all liabilities, costs, demands, judgments, settlements, claims, and losses, including reasonable attorneys fees and costs, incurred by Landlord or Tenant in conjunction with any such claim or claims of any other broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Lease.

10.15 Evidence of Authority. If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence and good standing of Tenant and the authority of any parties signing this Lease to act for Tenant. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in North Carolina, that the corporation has full right and authority to enter into this Lease and that each of the persons signing on behalf of the corporation is authorized to do so.

10.16 Lease Review; Date of Execution. The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon execution and delivery by both Landlord and Tenant. The date of execution shall be inserted on the top of the first page of this Lease by Landlord, and shall be the date on which the last party signed the Lease, or as otherwise may be specifically agreed by both parties. Such date, once inserted, shall be established as the final date of ratification by all parties to this Lease, and shall be the date for use throughout this Lease as the “date of execution” or “execution date”.

10.17 Choice of Law. This Lease shall be governed by and construed in accordance with the laws of the State in which the Premises are located.

10.18 Time is of the Essence. Time is of the essence with respect to this Lease.

10.19 Limitation of Liability. Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of Landlord are made and intended not for the purpose of binding Landlord personally or the assets of Landlord but are made and intended to bind only the Landlord’s interest in the Premises and Building, as the same may, from time to time, be encumbered and no personal liability shall at any time be asserted or enforceable against Landlord or its stockholders, officers, employees or partners or their respective heirs, legal representatives, successors and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease.

Landlord shall not be liable for any damage or injury which may be sustained by Tenant or any other person from water by reason of the breakage, leakage or obstruction of the roof, roof drains, sprinkler systems, water or soil pipes or any other leakage in or about the Premises, or resulting from the sole negligence or willful misconduct on the part of any of Landlord’s other tenants, their agents or employees. Landlord shall not be liable for any loss of property from any cause whatsoever, including not by way of limitation, theft, vandalism or burglary from the Premises, and Tenant covenants and agrees to make no claim for any such loss at any time.

In the event of any transfer(s) of Landlord’s interest in the Premises or the Building, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, and Tenant agrees to attorn to the transferee.

10.20 Landlord’s Consent or Approval. With respect to any provision of this Lease which provides that Tenant shall obtain Landlord’s prior consent or approval, Landlord may withhold such consent or approval for any reason at its sole discretion, unless the provision specifically states that the consent or approval will not be unreasonably withheld.

With respect to any provision of this Lease which provides that Landlord shall not unreasonably withhold or unreasonably delay any consent or any approval, Tenant, in no event, shall be entitled to make, nor shall Tenant make, any claim for, and Tenant hereby waives any claim for money damages; nor shall Tenant claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval; but Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

ARTICLE XI - SECURITY DEPOSIT

11.1 Security Deposit. [Intentionally deleted.]

EXECUTED as a sealed instrument pursuant to proper authority in two or more counterparts on the date and year first above written.

LANDLORD:

COLONNADE DEVELOPMENT LLC, a Delaware limited liability company

By:	G&I Colonnade LLC, a Delaware limited liability company, its managing member

	By:	G&I Investment Colonnade, LLC, a Delaware limited liability company, its managing member

		By:	G&I Investment Colonnade Corporation, a Delaware corporation, its managing member

			By:	Illegible
President

TENANT:

VOYAGER PHARMACEUTICAL CORP., a Delaware corporation

[CORPORATE SEAL]

By:	/s/ David J. Corcoran
	Name:	David J. Corcoran
	Title:	Vice President

EXHIBIT A

Legal Description of Lot

BEGINNING at an existing iron pipe in the southern right-of-way line of Strickland Road, said point being a common corner with the property of Joseph H. Call (now or formerly); thence leaving the line of Strickland Road S08° 13’24”W 620.46 feet to an existing iron pipe; thence S56°06’35”W 285.08 feet to a point; thence N23°11’18”W 306.74 feet to a point; thence S66°48’42”W 44.00 feet to a point; thence N23°11’18”W 460.00 feet to a point; thence N66°48’42”E 196.48 feet to a point; thence with a curve in a counterclockwise direction having a radius of 554.15 feet, an arc length of 274.26 feet to a point; thence N38°27’17”E 80.88 feet to a point in the southern right-of-way line of Strickland Road; thence with the line of Strickland Road with a curve in a clockwise direction having a radius of 2311.52 feet, an arc length of 53.44 feet to a point; thence continuing with the line of Strickland Road S45°14’23”E 258.38 feet to the point and place of beginning and CONTAINING 8.7216 acres.

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EXHIBIT A

[Graphic illustrating physical premises]

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EXHIBIT A-1

Legal Description of Project Tract

Being all of that certain property located in Wake County, North Carolina, as shown on that certain ALTA/ACSM Survey of “The Colonnade” dated November 18, 1998 as revised January 6, 1999 prepared by John A. Edwards & Company, as more particularly described below:

BEGINNING at an existing iron pin in the eastern right-of-way of Six Forks Road, said point being the southwestern most corner of Lot 1 and having NCGS grid coordinates N 782,181.55 and E 2,103,501.74; thence with the eastern line of Six Forks Road and curving in a counterclockwise direction having a radius of 5772.08 feet and an arc length of 543.07 feet to a point; thence N 22° 29’ 10” W 884.43 feet to a new iron pin in the eastern line of Six Forks Road; thence leaving the line of Six Forks Road in an easterly direction N 64° 13’ 27” E 227.66 feet to an existing, iron pin; thence N 22° 26’ 10” E 239.55 feet to an existing iron pin located in the southern right-of-way line of Strickland Road; thence with the southern line of Strickland Road S 67° 36’ 45” E 90.38 feet to a point; thence continuing with the line of Strickland Road with a curve in a clockwise direction having a radius of 2707° 15 feet an arc length of 285.07 feet to a point; thence continuing with the curve in a clockwise direction with a radius of 2707.15 feet and an arc length of 166.53 feet to a point; thence with a curve in a clockwise direction having a radius of 2311.52 feet and an arc length of 470.22 feet to a point; thence S 45’ 14’ 23” E 258.38 feet to an existing iron pin; thence leaving the line of Strickland Road in a southerly direction S 08° 13’24” W 620.46 feet to an existing iron pin; thence S 56° 06’ 35” W 306.76 feet to an existing iron pin; thence S 75° 12’45” W 462.50 feet to the point and place of BEGINNING and containing 29.53 acres.

Together with non-exclusive easements for ingress, egress and regress contained in “Joint Driveway Agreement” between Northpointe Partners, a North Carolina General Partnership, and First Union National Bank of North Carolina, recorded April 26, 1990 in Book 4693 at Page 474 and in “Joint Driveway Agreement” between Northpoince Partners, a North Carolina General Partnership, and First Union National Bank of North Carolina, recorded April 26, 1990 in Book 4693 at Page 481 of the Wake County Registry and as shown on Plat of Survey by John A. Edwards & Company dated November 18, 1998 and last revised January 5, 1999.

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EXHIBIT A-1

[Graphic illustrating Project Tract]

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EXHIBIT B

[Graphic illustrating physical description]

EXHIBIT C

Landlord/Tenant Work Letter

Landlord shall construct tenant improvements to the Premises in accordance with the Plans (as that term is hereinafter defined). All changes, modifications, substitutions or additions to the Plans requested by Tenant shall, if approved by Landlord in writing, be completed at Tenant’s expense.

A.	IMPROVEMENTS TO THE PREMISES.

I. Base Building. Landlord shall construct, at Landlord’s sole expense, as a part of the “Base Building” improvements, the following:

a. Building Shell.

b. Building Core Areas. Including, but not limited to Base Building mechanical, electrical, plumbing, heating ventilation, air conditioning and life safety systems as installed, including those required to obtain a Certificate of Occupancy for the Building Shell.

c. Heating Ventilation and Air Conditioning. Landlord shall equip the floor of Tenant’s Premises with heating, ventilation and air conditioning units designed to service the entire floor. Landlord shall, at the Landlord’s sole expense, furnish and install a pro rata share of VAV boxes, primary air distribution duct work, and controls (excluding flex duct and interior diffusers) required to satisfy the Base Building design criteria.

d. Electrical. A pro rata share of existing electrical bus connectors, transformers, panels, circuit breakers, standard light fixtures at 1 per 85 USF but not including installation costs and distribution wiring shall be included within the Base Building.

e. Life Safety System. As part of the Base Building work, Landlord shall provide the following for each floor of the Building: exit signs at stairways, emergency lights, smoke detectors, fire extinguishers and fire horn as required by applicable codes. Tenant shall bear the cost of any of the above required within Tenant’s Premises or in such areas as a corridor extended for Tenant’s use.

f. Telephone. Landlord shall provide Tenant with access from the Tenant’s telephone equipment room to the location(s) of incoming telephone service entering the Building. Tenant shall bear the cost of all cables and conduits, including but not limited to teflon-coated telephone cable, fiberoptics and associated connections.

g. Ceilings. Landlord shall provide (but not install) throughout Tenant’s Premises a ceiling suspension grid and shall provide (but not install) ceiling tile located in sufficient quantities on Tenant’s floor(s), for installation in the ceiling grid.

h. Window Treatment. Landlord shall furnish and install, in all exterior windows “Building Standard Window Treatment”.

(1) Building Standard Window Treatment shall consist of one-inch deep tapeless horizontal window blinds on exterior windows which shall have a manually operated mechanism.

i. Finishes. Landlord shall furnish and install the following finish items:

(1) Window-wall heads and sills shall be insulated.

(2) Core wall surfaces and elevator lobby walls shall be framed and covered with gypsum board, taped, bedded and sanded.

(3) Base Building toilet rooms shall be fully furnished including the installation of all ceramic tile and all painting and wall covering.

(4) Base Building mechanical rooms, telephone and electrical closets shall be covered with gypsum board, taped, bedded and sanded.

j. Miscellaneous. Landlord shall also provide: (1) public stairs and fire escapes to meet all applicable codes; (2) Base Building elevators; (3) elevator lobbies on each floor furnished to Building Standard; (4) the Building Lobby and elevator lobby; and (5) the public areas of the Building.

II. Tenant’s Improvements: In addition to the above, Landlord shall construct, at Landlord’s sole expense, improvements to the Premises based upon the Plans, as described below, to install partitions, doors, light fixtures, acoustical ceilings, door coverings, electrical outlets, telephone outlets, and other tenant specific updating items including, but without limitation, the following:

a.	Sprinkler Heads. Relocate or add sprinkler heads to accommodate Tenant’s partitioning layouts and all applicable city and state codes.

b.	HVAC. Add additional VAV boxes or fan-powered induction boxes including thermostats to match building standards. Install interior diffusers and additional perimeter slot diffusers. Install flex duct and spinins to supply interior diffusers or additional perimeter slot diffusers. Install all thermostats.

c.	Light Fixtures. Install all light fixtures, conduit raceways and wiring from base building light junction boxes. Any additional conduits, wiring panel boards and transformers required in excess of base building standards to accommodate tenant lighting.

d.	Electrical Wiring. Install all electrical power outlets devices and conduit raceways and wiring from the base building power junction boxes. Install any additional conduits, wiring panels and transformers required in excess of base building systems to accommodate Tenant’s power requirements.

e.	Plumbing. All plumbing fixtures, including hot water heaters, trim and piping.

f.	Install all ceiling tiles and related accessories.

g.	Corridors. Install gypsum wall board on leased side of multi-tenant floor corridor, all demising walls and interior partitions, including interior Tenant’s demising walls.

h.	Paint other partition finishes.

i.	Interior Doors. Install all interior doors, frames and hardware.

j.	Hot Water. Install hot water systems for ordinary office purposes, private restrooms and kitchens within the Premises.

All of the above shall constitute the “Base Building Condition”.

B.	PLANS AND SPECIFICATIONS

1. Landlord and Tenant shall cooperate to engage a certified architect selected Landlord with the reasonable approval of Tenant that will prepare the “Space Plans” and the “Final Plans” (collectively, the “Plans”). If available at the time of the execution of this Lease, the Plans shall be attached hereto as Schedule C-1. The Final Plans shall be in a form in which building permits can be readily obtained and shall comply with all applicable local laws, ordinances, codes and regulations. The architect shall certify to Landlord and Tenant in the form attached hereto as Exhibit G that the Plans comply with the ADA, as that term is defined in the Lease, and all other pertinent City and County, State and Federal rules, laws and regulations. The Plans shall be in such fond and detail as Landlord may reasonably require in order to determine (a) if the materials to be used meet the quality standard prescribed by the Landlord for all improvements in the Building; and (b) the effect of such proposed improvements on the structural components and service systems and facilities of the Building.

The Plans shall include the following:

a. Space Plans: The “Space Plans” shall be a schematic plan of the Premises indicating the location of all partitions and doors, and shall include the locations and structural, mechanical, electrical or plumbing requirements of any equipment or usage which may affect the structural components and service systems of the Building.

b. Final Plans: The “Final Plans” shall consist of all plans and specifications necessary to construct the work required to finish the Premises and made ready for occupancy, including mechanical and electrical working drawings.

2. The Plans shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed. If Landlord disapproves of any of the Space Plans, Landlord shall advise Tenant of the detailed reason(s) for withholding approval. After being so advised by Landlord, Tenant shall work with Landlord to have the architect submit revised Space Plans incorporating the reasonably required revisions for Landlord’s approval. All submissions and resubmissions by Tenant of the Space Plans shall be made in accordance with Section C of this Work Letter (the “Schedule”). Approval by Landlord shall not be deemed to be a representation or warranty by Landlord with respect to the safety, adequacy, correctness, efficiency or compliance with the law of the Plans.

3. The Final Plans shall contain all mechanical and electrical working drawings.

C.	SCHEDULE

The Landlord and the Tenant shall diligently pursue the preparation of the Plans. Tenant, at its expense, shall provide Landlord or Landlord’s architect with instructions sufficient for preparation of the Plans and construction of the Premises before the Scheduled Commencement Date. Landlord and Tenant agree to return any comments on any preliminary plans or schematic diagrams delivered to them within ten (10) days of receipt.

All such plans or drawings shall be subject to final approval by the Wake County Building Standards Department. Any delay in completing the Landlord’s work because the Plans are not approved by the Wake County Building Standards Department shall constitute a delay by Tenant in accordance with Paragraph 3.2 of this Lease.

D.	TENANT’S WORK

All work not within the scope of the normal construction employed on the Building, including, but not limited to furnishing and installation of telephones, furniture and office equipment, shall be furnished and installed by the Tenant at Tenant’s expense. Furthermore, any work to make the Premises ready for occupancy and not otherwise required to be provided by the Landlord as described above shall be the responsibility of the Tenant at Tenant’s sole cost and expense.

E.	CERTIFICATE OF OCCUPANCY

Landlord and Tenant shall cooperate with each other in the construction of the improvements to the Premises and shall endeavor to have a Certificate of Occupancy issued by the appropriate municipality (but Landlord shall have no liability for its failure to secure such Certificate of Occupancy).

EXHIBIT D

Landlord’s Services

I.	CLEANING.

A.	General.

1.	All cleaning work will be performed between 8:00 AM and 12:00 midnight, Monday through Friday, unless otherwise necessary for stripping, waxing, etc.

2.	Abnormal waste removal (e.g., computer installation paper, bulk packaging, wood or cardboard crates, refuse from cafeteria operation, etc.) shall be Tenant’s responsibility.

3.	On the days the building is closed due to national holidays as they are observed by national banks in North Carolina, building services are provided on an emergency basis only.

B.	Daily Operating (5 times per week).

1.	Tenant Areas.

a.	Empty and clean all waste receptacles; wash receptacles as necessary.

b.	Vacuum all rugs and carpeted areas.

c.	Empty, damp-wipe and dry all ashtrays.

2.	Lavatories.

a.	Sweep and wash floors with disinfectant.

b.	Wash both sides of toilet seats with disinfectant.

c.	Wash all mirrors, basins, bowls and urinals.

d.	Spot clean toilet partitions.

e.	Empty and disinfect sanitary napkin disposal receptacles.

f.	Refill toilet tissue, towel, soap and sanitary napkin dispensers.

3.	Public Areas.

a.	Wipe down entrance doors and clean glass (interior and exterior).

b.	Vacuum elevator carpets and wipe down doors and walls.

c.	Clean water coolers.

C.	Operations as Needed (but not less than every other day).

1.	Tenant and Public Areas.

a.	Buff all resilient floor areas.

D.	Weekly Operations.

1.	Tenant Areas, Lavatories, Public Areas.

a.	Hand-dust and wipe clean all horizontal surfaces with treated cloths to include furniture, office equipment, windowsills, door ledges, chair rails, baseboards, connector tops, etc., within normal reach.

b.	Remove finger marks from private entrance doors, light switches and doorways.

c.	Sweep all stairways.

E.	Monthly Operations.

1.	Tenant and Public Areas.

a.	Thoroughly vacuum seat cushions on chairs, sofas, etc.

b.	Vacuum and dust grillwork.

2.	Lavatories.

a.	Wash down interior walls and toilet partitions.

F.	As Required and Weather Permitting.

1.	Entire Building.

a.	Clean inside of all windows.

b.	Clean outside of all windows.

G.	Yearly.

1.	Tenant and Public Areas.

a.	Strip and wax all resilient tile floor areas.

II.	HEATING, VENTILATING AND AIR CONDITIONING.

A.	Heating, ventilating and air conditioning as required to provide reasonably comfortable temperatures for normal business day occupancy (except holidays); Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturday from 8:00 a.m. to 1:00 p.m. The cost of electricity for heating, ventilating and air conditioning shall be paid by Tenant as part of Tenant’s reimbursement to Landlord for electrical costs under Section 4.2 of the Lease.

B.	Maintenance of any additional or special air conditioning equipment and the associated operating cost will be at Tenant’s expense.

III.	WATER.

A.	Hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

IV.	ELEVATORS (IF BUILDING IS ELEVATORED).

A.	Elevators for the use of all tenants and the general public for access to and from all floors of the Building. Programming of elevators (including, but not limited to service elevators) shall be as Landlord from time to time deteilnines best for the Building as a whole.

V.	RELAMPING OF LIGHT FIXTURES.

A.	The cost of lamps, ballasts and starters and the cost of replacing same within the Premises shall be treated as an operating expense.

VI.	CAFETERIA AND VENDING INSTALLATIONS.

A.	Any space to be used primarily for lunchroom or cafeteria operation shall be Tenant’s responsibility to keep clean and sanitary, it being understood Landlord’s approval of such use must be first obtained in writing.

B.	Vending machines or refreshments service installations by Tenant must be approved by Landlord in writing and shall be restricted in use to employees and business callers. All cleaning necessitated by such installations shall be at Tenant’s expense.

VII.	ADDITIONAL SERVICES.

A.	Any additional services provided to any tenant which are not provided in like manner or quantities to all tenants shall be at the sole cost of those receiving such service or services.

B.	Cost to Tenant for such additional, miscellaneous/incidental work or service requested by Tenant will be billed on a cost plus twelve percent (12%) basis.

VIII.	ELECTRICITY.

A.	Landlord, at Landlord’s expense, shall furnish electrical energy required for lighting, electrical facilities, equipment, machinery, fixtures and appliances used in or for the benefit of Tenant’s Space, in accordance with the provisions of the Lease of which this Exhibit is a part.

B.	Tenant shall not, without prior written notice to Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment other than normal office machines such as desk-top calculators and typewriters, or any fixtures, appliances or equipment which Tenant on a regular basis operates beyond normal building operating hours. In the event of any such connection, Tenant agrees to an increase in the Rent by an amount which will reflect the cost to Landlord of the additional electrical service to be furnished by Landlord, such increase to be effective as of the date of any such installation. If Landlord and Tenant cannot agree thereon, such amount shall be conclusively determined by a reputable independent electrical engineer or consulting firm to be selected by Landlord and paid equally by both parties, and the cost to Landlord will be included in Landlord’s Operating Costs provided in Section 4.2 hereof.

C.	Tenant’s use of electrical energy in Tenant’s Space shall not at any time exceed the capacity of any of the electrical conductors or equipment in or otherwise serving Tenant’s Space. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without prior written notice to Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment which operate on a voltage in excess of 120 volts nominal or make any alteration or addition to the electric system of Tenant’s Space. Unless Landlord shall reasonably object to the connection of any such fixtures, appliances or equipment, all additional risers or other equipment required therefor shall be provided by Landlord, and the cost thereof shall be paid by Tenant upon Landlord’s demand. In the event of any such connection, Tenant agrees to an increase in the Rent by an amount which will reflect the cost to Landlord of the additional service to be furnished by Landlord, such increase to be effective as of the date of any such connection. If Landlord and Tenant cannot agree thereon, such amount shall be conclusively determined by a reputable independent electrical engineer or consulting firm to be selected by Landlord and paid equally by both parties, and the cost to the Landlord will be included in Landlord’s Operating Costs as described in Section 4.2 hereof.

D.

Landlord may, at any time, elect to discontinue the furnishing of electrical energy. In the event of any such election by Landlord: (1) Landlord agrees to give reasonable advance notice of any such discontinuance to Tenant; (2) Landlord agrees to permit Tenant to receive electrical services directly from the public utility supplying service to the Building and to permit the existing feeders, risers, wiring and other electrical facilities serving Tenant’s Space to be used by Tenant and/or such public utility for such purpose to the extent they are suitable and safely capable; (3) Landlord agrees to pay such charges and costs, if any, as such public utility may impose in connection with the installation of Tenant’s meters and to make or, at such public utility’s election, to pay for such other installations as such public utility may require, as a condition of providing comparable electrical service to Tenant; (4) the Rent shall be equitably decreased to reflect such discontinuance; and (5) Tenant shall thereafter pay, directly to the utility furnishing the same, all charges for electrical services to the Premises.

E.	Whenever the Rent is increased or decreased pursuant to any of the foregoing paragraphs of this Article, the parties agree, upon request of either, to execute and deliver each to the other an amendment to this Lease confirming such increase or decrease.

EXHIBIT E

Rules and Regulations

1.	The entrance, lobbies, passages, corridors, elevators and stairways shall not be encumbered or obstructed by Tenant, Tenant’s agents, servants, employees, licensees or visitors or be used by them for any purpose other than for ingress and egress to and from the Premises. The moving in or out of all safes, freight, furniture or bulky matter of any description must take place during the hours which Landlord may determine from time to time. Landlord reserves the right to inspect all freight and bulky matter to be brought into the Building and to exclude from the Building all freight and bulky matter which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

2.	No curtains, blinds, shades, screens or signs other than those furnished by Landlord shall be attached to, hung in or used in connection with any window or door of the Premises without the prior written consent of Landlord. Interior signs on doors shall be painted or affixed for Tenant by Landlord or by sign painters first approved by Landlord at the expense of Tenant and shall be of a size, color and style acceptable to Landlord.

3.	No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof without the prior written consent of Landlord. Tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, shops, booths, stands, offices and toilet rooms, either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

4.	Reserved and handicap parking spaces should be honored.

5.	Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

6.	Tenant may request heating and/or air conditioning during other periods in addition to normal working hours by submitting its request in writing to the Managing Agent’s office not later than 2:00 p.m. the preceding workday (Monday through Friday) on forms available from the Managing Agent. The request shall clearly state the start and stop hours of the “off-hour” service. Tenant shall submit to the Managing Agent a list of personnel who are authorized to make such requests. Charges are to be determined from time to time by the Managing Agent on the additional hours of operations and shall be fair and reasonable and reflect the additional fixed and operating costs involved.

7.	Tenant shall comply with all security measures from time to time established by Landlord for the Building.

E-1

EXHIBIT F

Commencement/Expiration Date Agreement

Landlord and Tenant hereby agree upon the following dates pertinent to the Lease Agreement:

1.	The date upon which the Premises were “ready for occupancy” as such term is described in Section 3.2 was

2.	The Commencement Date of the Term is

3.	The Expiration Date of the Term is , unless the Lease is terminated sooner pursuant to the provisions set forth in the Lease.

In the event of a conflict between the Lease and this Commencement/Expiration Date Agreement, this Agreement shall govern.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Commencement/Expiration Date Agreement as of this                      day of             , 200  .

LANDLORD:

COLONNADE DEVELOPMENT LLC, a Delaware limited liability company

By:	G&I Colonnade LLC, a Delaware limited liability company, its managing member

	By:	G&I Investment Colonnade, LLC, a Delaware limited liability company, its managing member

		By:	G&I Investment Colonnade Corporation, a Delaware corporation, its managing member

By:
President

By:
Name:
Title:

F-1

EXHIBIT G

Architect’s Certificate

The undersigned, __________________________________________, does hereby certify to _________________________(“Owner”) and __________________________________(“Tenant”) that the plans and specifications it has drawn and established for the Premises located _________________________________________, Raleigh, North Carolina ________________, comply with all applicable federal, state and local laws, codes, ordinances and regulations including, without limitation, The Americans with Disabilities Act of 1990 and the prevailing practice of the agencies having jurisdiction thereof.

The undersigned certifies that to the best of its knowledge and belief and on true basis of the information gathered during site visits and from the information furnished by the contractor, that construction of the improvements including with respect to the Premises have been completed in a good and workmanlike manner substantially in accordance with the plans and specifications approved by Owner and Tenant.

This certificate may be relied on by Owner and Tenant. No other parties may rely on this certificate without the undersigned’s written approval.

Certification and other statements made herein and given to the best of the undersigned’s knowledge, information and belief, based upon professional services provided in accordance with generally accepted standards of professional practices.

(Architect)

By:

Its:

Date:

G-1

EXHIBIT H

[Graphic illustrating physical description]

H-1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is entered into as of the 30 day of July, 2002, (the “ First Amendment Effective Date”) by and between COLONNADE DEVELOPMENT LLC, a Delaware limited liability company (the “Landlord”), and VOYAGER PHARMACEUTICAL CORP., a Delaware corporation (the “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated January 2, 2002 (the “Lease”), whereby Landlord has leased to Tenant and Tenant has leased from Landlord the Premises, being approximately 8,246 rentable square feet located on the fourth floor of the Building (the “Original Premises”) as shown on Exhibit A of the Lease; and

WHEREAS, Paragraph 3 of the Special Provisions of the Lease provided that Tenant would occupy the Temporary Space until upfit of the Premises had been completed (the “Temporary Space” and all other capitalized terms not defined herein shall have the meanings ascribed to them in the Lease); and

WHEREAS, Paragraph 8 of the Special Provisions of the Lease provided that Landlord shall have the right to terminate the Lease at any time prior to receipt of the Funding; and

WHEREAS, Tenant has notified Landlord that it will not receive the Funding, but Landlord has agreed to amend the Lease rather than terminate the Lease; and

WHEREAS, Landlord and Tenant have agreed that Tenant shall occupy the Temporary Space in lieu of the Premises during the Term, that Tenant shall not be required to lease the Premises from Landlord and Landlord shall be relieved from all duties and obligations to Tenant concerning the Premises, that Landlord shall lease additional space in the Building to Tenant containing approximately 1,985 square feet located on the fourth (4th) floor of the Building as described herein and to amend the Lease as otherwise described herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and promises herein contained, the receipt and adequacy of which are hereby acknowledged, the parties do hereby agree as follows:

1. The parties hereby acknowledge that, on December 15, 2001, Tenant occupied the Temporary Space (which is hereinafter referred to as the “Original Space” and is more particularly identified on Exhibit A-1 of this First Amendment), and agree that such date was the Commencement Date for purposes of the Lease.

2. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the “Additional Space” containing 1,985 rentable square feet identified on Exhibit A-2 of this First Amendment on the terms set forth in the Lease as amended by this First Amendment. As of the date hereof, Landlord and Tenant hereby agree that Landlord shall not lease to Tenant and Tenant shall not lease from Landlord the Premises identified on Exhibit B of the Lease containing approximately 8,246 rentable square feet). Instead, Landlord shall lease to Tenant and Tenant shall lease from Landlord (a) the Temporary

Space (hereinafter referred to as the “Original Space”) and (b) the Additional Space, which together shall comprise the Premises (a/k/a “Tenant’s Space”) for all purposes under the Lease except as otherwise provided in this First Amendment. Exhibit B of the Lease is hereby deleted, and Exhibit A-1 and Exhibit A-2 of this First Amendment are hereby inserted in lieu thereof.

3. The Term of the Lease commenced on the Commencement Date and shall end on April 30, 2004 (the “Expiration Date”). Therefore, Section 2.2 of the Lease is hereby deleted, and Paragraph 3 of this First Amendment shall govern with respect to the Term of the Lease.

4. The Additional Space shall become part of the Premises for all purposes under the Lease upon the earlier of the date the Additional Space is deemed ready for occupancy as provided in Section 3.2 of the Lease or the date that Tenant occupies any portion of the Additional Space (the “Additional Space Commencement Date”). Rent for the Additional Space shall commence on the Additional Space Commencement Date and shall be due and payable in accordance with the terms of the Lease and in the amounts set forth below in Paragraph 5. The Additional Space shall be subject to the Operating Cost Escalation pursuant to Section 4.2 of the Lease and other amounts designated in the Lease as Additional Rent.

5. The following provisions of Section 1.1 of the Lease are hereby amended as follows and the corresponding provisions originally contained in the Lease are hereby deleted:

NAME & ADDRESS FOR RENTAL REMITTANCE:	Colonnade Development LLC c/o Spectrum Properties 150 Fayetteville Street Mall Suite 1300 Raleigh, North Carolina 27601 Attn: John Boylan

RENTABLE FLOOR AREA OF TENANT’S SPACE:	Approximately 3,416 SF (Original Space = ± 1,431 SF) (Additional Space = ± 1,985 SF

SCHEDULED COMMENCEMENT DATE:	September 1, 2002 (applicable to the Additional Space only)

SCHEDULED EXPIRATION DATE:	Not applicable

RENT: Base Rent (to be adjusted for actual area of the Premises):

Months	$/SF	Monthly	Annually
Effective Date - Additional Space Commencement Date	$22.00	$2,623.50	$31,482.00

Additional Space Commencement Date - 04/30/2003	$22.00	$6,262.67	$75,152.04

05/01/2003 - 04/30/2004	$22.50	$6,405.00	$76,860.00

2

Additional Rent: Operating Cost Escalation pursuant to Section 4.2 and other amounts designated in this Lease as Additional Rent.

SECURITY DEPOSIT:	$12,525.34

6. In Section 1.2, the reference to “EXHIBIT H—Plan Showing Temporary Space” is hereby deleted.

7. Paragraph 1 of the Special Provisions of the Lease is hereby deleted and the following inserted in lieu thereof:

1.	Tenant Improvements. The Original Space (a/k/a the Temporary Space) is accepted by Tenant in “as is” condition, and Landlord shall not provide any tenant improvement allowance to Tenant for the Original Space. However, Landlord shall provide a turnkey buildout for the Additional Space based upon mutually approved space plans as provided in the Landlord/Tenant Work Letter attached as Exhibit C. Notwithstanding anything to the contrary contained in this Lease, all references to the “Premises” contained in the Landlord/Tenant Work Letter attached as Exhibit C shall mean only the Additional Space and not the Original Space.

8. Paragraph 2, Paragraph 3, Paragraph 4, Paragraph 5, Paragraph 6, Paragraph 7, and Paragraph 8 of the Special Provisions of the Lease are hereby deleted.

9. The following paragraph is hereby inserted as Section 11.1 of the Lease:

11.1 Security Deposit. Landlord acknowledges receipt from Tenant of the Security Deposit to be held by Landlord, as security, for and during the Term, which deposit shall be returned to Tenant, at the termination of this Lease provided there exists no breach of undertaking of Tenant. The Security Deposit may be held by Landlord in such manner as it shall elect, and Landlord shall be entitled to any interest which accrues thereon. If all or any part of the Security Deposit is applied to an obligation of Tenant hereunder, Tenant shall immediately upon request by Landlord restore the Security Deposit to its original amount. Tenant shall not have the right to call upon Landlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Tenant, but such use shall be solely in the discretion of Landlord. Upon any conveyance by Landlord of its interest under this Lease, the Security Deposit may be delivered by Landlord to Landlord’s assignee, grantee or transferee. Upon any such delivery and upon such assignee, grantee or transferee agreeing to assume the obligations of Landlord

3

hereunder, Landlord shall thereupon be released of any and all liability with respect to the Security Deposit, its application and return, and Tenant agrees to look solely to such assignee, grantee or transferee. It is further understood that this provision shall also apply to subsequent assignees, grantees and transferees.

10. Exhibit B of the Lease is hereby deleted, and Exhibit A-1 and Exhibit A-2 of this First Amendment are hereby inserted in lieu thereof.

11. Notwithstanding anything to the contrary contained in the Lease or this First Amendment, all references to the “Premises” contained in the Landlord/Tenant Work Letter attached as Exhibit C of the Lease shall mean only the Additional Space and not the Original Space.

12. Exhibit H of the Lease is hereby deleted.

13. All terms and conditions of the Lease, except as amended by this First Amendment, are hereby ratified and shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

4

LANDLORD:

COLONNADE DEVELOPMENT LLC, a Delaware limited liability company

By:	G&I Colonnade LLC, a Delaware limited liability company, its managing member

By:	G&I Investment Colonnade, LLC, a Delaware limited liability company, its managing member

	By:	G&I Investment Colonnade Corporation, a Delaware corporation, its managing member

		By:	/s/ Brian T. Summers
Vice President

TENANT:

VOYAGER PHARMACEUTICAL CORP., a Delaware corporation

By:	/s/ David J. Corcoran
Name:	David J. Corcoran
Title:	V.P.

5

EXHIBIT A-1

[Graphic illustrating physical description]

EXHIBIT A-2

[Graphic illustrating physical description]

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is entered into as of the 6th day of January, 2004, by and between COLONNADE DEVELOPMENT LLC, a Delaware limited liability company (the “Landlord”), and VOYAGER PHARMACEUTICAL CORP., a Delaware corporation (the “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated January 2, 2002, as previously amended by the First Amendment to Lease (collectively, the “Lease”), whereby Landlord has leased to Tenant and Tenant has leased from Landlord the Premises, being approximately 3,416 rentable square feet located on the fourth floor of the Building (the “Premises”); and

WHEREAS, Landlord and Tenant have agreed to extend the Term of the Lease and to amend the Lease as otherwise described herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and promises herein contained, the receipt and adequacy of which are hereby acknowledged, the parties do hereby agree as follows:

1. The end of the Term of the Lease is hereby extended from April 30, 2004 until December 31, 2004 (the “Extended Period”). For all purposes under the Lease the Expiration Date of the Term shall be December 31, 2004.

2. Base Rent shall be payable in the amounts stated below for the Extended Period until the occurrence of the Expiration Date:

Months	$/SF	Monthly	Annually
05/01/2004 - 12/31/2004	$22.50	$6,405.00	$76,860.00

3. All terms and conditions of the Lease, except as amended by this Second Amendment, are hereby ratified and shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

LANDLORD:

COLONNADE DEVELOPMENT LLC, a Delaware limited liability company

By:	G&I Colonnade LLC, a Delaware limited liability company, its managing member

	By:	G&I Investment Colonnade, LLC, a Delaware limited liability company, its managing member

		By:	G&I Investment Colonnade Corporation, a Delaware corporation, its managing member

			By:	Illegible
President

TENANT:

VOYAGER PHARMACEUTICAL CORP., a Delaware corporation

By:	/s/ David J. Corcoran
Name:	David J. Corcoran
Title:	Executive Vice President

2

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”) is entered into as of the          day of August, 2004 (the “Third Amendment Effective Date”) by and between COLONNADE DEVELOPMENT LLC, a Delaware limited liability company (the “Landlord”), and VOYAGER PHARMACEUTICAL CORP., a Delaware corporation (the “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated January 2, 2002, as previously amended by that certain First Amendment to Lease dated July 30, 2002 and as further amended by that certain Second Amendment to Lease dated January 6, 2004 (collectively, the “Lease”), whereby Landlord, has leased to Tenant and Tenant has leased from Landlord approximately 3,416 rentable square feet located on the fourth (4th) floor of the Building (the “Premises”); and

WHEREAS, Landlord and Tenant have agreed to extend the Term of the Lease and to amend the Lease as otherwise described herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and promises herein contained, the receipt and adequacy of which are hereby acknowledged, the parties do hereby agree as follows:

1. The parties hereby acknowledge that the Premises has been expanded to include approximately 1,898 rentable square feet located on the fourth (4th) floor of the Building as identified on Exhibit A attached hereto and incorporated herein (the “Second Additional Space”) by operation of that certain Assignment and Assumption of Lease by and between Salix Pharmaceuticals, Inc. as Assignor and Voyager Pharmaceutical Corp. as Assignee, and that as of November 1, 2004, being the date Landlord will deliver the Second Additional Space to Tenant (the “Second Additional Space Commencement Date”), the Second Additional Space shall be deemed part of the Premises for all purposes under the Lease. With the addition of the Second Additional Space, the Premises contains approximately 5,314 rentable square feet of space.

2. The Second Additional Space shall be accepted by Tenant in “as is” condition, and Landlord shall have no obligation to construct any tenant improvements in the Second Additional Space. Tenant shall be solely responsible for the construction of improvements in the Second Additional Space and shall submit its plans for such improvements to Landlord for Landlord’s approval at least thirty (30) days prior to commencing any work at the Second Additional Space. Notwithstanding the foregoing, Landlord shall construct an entranceway between the Second Additional Space and the Premises based upon mutually acceptable plans.

3. The end of the Term of the Lease is hereby extended from December 31, 2004 until December 31, 2005. For all purposes under the Lease, the Expiration Date of the Term shall be December 31, 2005.

4. From the Third Amendment Effective Date, Base Rent shall be payable in the amounts stated below until the occurrence of the Expiration Date:

Months	$/SF	Monthly	Annually
Third Amendment Effective Date -	$22.50	$6,405.00	$76,860.00

Second Additional Space Commencement Date

Second Additional Space Commencement Date - 12/31/2004	$22.50	$9,963.75	$119,565.00

01/01/2005 - 12/31/2005	$23.00	$10,185.17	$122,222.04

5. All terms and conditions of the Lease, except as amended by this Third Amendment, are hereby ratified and shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed as of the day and year first above written.

LANDLORD:

COLONNADE DEVELOPMENT LLC, a Delaware limited liability company

By:	G&I Colonnade LLC, a Delaware limited liability company, its managing member

	By:	G&I Investment Colonnade, LLC, a Delaware limited liability company, its managing member

		By:	G&I Investment Colonnade Corporation, a Delaware corporation, its managing member

			By:	/s/ Brian T. Summers
Vice President

TENANT:

VOYAGER PHARMACEUTICAL CORP., a Delaware corporation

By:	/s/ Patrick J. Smith
Name:	Patrick J. Smith
Title:	President, C.E.O.

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EXHIBIT A

Plan Showing Additional Space

[to be attached]

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FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this “Fourth Amendment”) is entered into as of the 30 day of May, 2005 by and between COLONNADE DEVELOPMENT LLC, a Delaware limited liability company (the “Landlord”), and VOYAGER PHARMACEUTICAL CORP., a Delaware corporation (the “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated January 2, 2002, as previously amended by that certain First Amendment to Lease dated July 30, 2002, as further amended by that certain Second Amendment to Lease dated January 6, 2004, as further amended by that certain Third Amendment to Lease dated September 9, 2004, and as supplemented by that certain Assignment and Assumption of First Amendment to Lease dated September 9, 2004 (collectively, the “Lease”), whereby Landlord has leased to Tenant and Tenant has leased from Landlord approximately 5,314 rentable square feet located on the fourth (4th) floor of the Building (the “Premises”); and

WHEREAS, Landlord and Tenant have agreed to extend the Term of the Lease as otherwise described herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and promises herein contained, the receipt and adequacy of which are hereby acknowledged, the parties do hereby agree as follows:

1. The end of the Term of the Lease is hereby extended from December 31, 2005 until April 22, 2011. For all purposes under the Lease, the Expiration Date of the Term shall be April 22, 2011.

2. Beginning on January 1, 2006, Base Rent shall be payable in the amounts stated below until the occurrence of the Expiration Date:

Months	$/SF	Monthly		Annually
01/01/2006 - 12/31/2006	$22.50	$9,963.75		$119,565.00

01/01/2007 - 12/31/2007	$23.18	$10,264.88		$123,178.56

01/01/2008 - 12/31/2008	$23.87	$10,570.43		$126,845.16

01/01/2009 - 12/31/2009	$24.59	$10,889.27		$130,671.24

01/01/2010 - 12/31/2010	$25.32	$11,212.54		$134,550.48

01/01/2011 - 04/22/2011	$26.08	$11,549.09	*	$138,589.08	*

*	These payments shall be pro-rated based on the number of days in the applicable time period.

3. Beginning on January 1, 2006 the Base Year listed in Section 1.1 of the Lease shall be changed to Calendar Year 2006.

4. Renewal Option. Landlord agrees that, provided no event of default by Tenant shall exist at the time of exercise, Tenant shall have the right to renew the Lease for two additional periods of five (5) years each following the Term or renewal term, as applicable, upon the same terms and conditions in the Lease, except as hereinafter set forth, provided Tenant shall have given Landlord at least nine (9) months prior written notice of exercise of the renewal option in advance of the end of the Term or renewal term, as applicable. Rent and any economic terms during the renewal period shall be at the then current market rate for space in the Building.

5. For the extended Term the Premises shall be accepted by Tenant in “as is” condition, and Landlord shall have no obligation to construct any tenant improvements in the Premises or to pay Tenant any tenant allowance.

6. All terms and conditions of the Lease, except as amended by this Fourth Amendment, are hereby ratified and shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed as of the day and year first above written.

LANDLORD:

COLONNADE DEVELOPMENT LLC, a Delaware limited liability company

By:	G&I Colonnade LLC, a Delaware limited liability company, its managing member

	By:	G&I Investment Colonnade, LLC, a Delaware limited liability company, its managing member

		By:	G&I Investment Colonnade Corporation, a Delaware corporation, its managing member

			By:	Illegible
Vice President

TENANT:

VOYAGER PHARMACEUTICAL CORP., a Delaware corporation

By:	/s/ David J. Corcoran
Name:	David J. Corcoran
Title:	Exec. V.P.

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